As filed with the Securities and Exchange Commission on December 22, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NYXOAH SA
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of registrant’s name into English)
Belgium (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Nyxoah SA
Rue Edouard Belin 12
B-1435 Mont-Saint-Guibert
Belgium
Telephone: +32 10 22 23 55
(Address and telephone number of registrant’s principal executive offices)

Corporation Service Company
251 Little Falls Drive, Wilmington, DE 19808
United States
Telephone: +1 302 636 5400
(Name, address, and telephone number of agent for service)

Copies to:
Jonathan L. Kravetz, Esq.
John T. Rudy, Esq.
Jason S. McCaffrey, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Telephone: +1 617 542 6000
Facsimile: +1 617 542 2241

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company   ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains:
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a base prospectus which covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $200.0 million in the aggregate of our ordinary shares, debt securities, warrants, rights and/or units from time to time in one or more offerings; and

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a sales agreement prospectus supplement covering the offering by us of up to a maximum aggregate offering price of $50.0 million of our ordinary shares that may be issued and sold from time to time under a sales agreement between us and Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The $50.0 million of ordinary shares that may be offered, issued and sold under the sales agreement prospectus supplement is included in the $200.0 million of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement, any portion of the $50.0 million included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 22, 2022
PRELIMINARY PROSPECTUS
$200,000,000
Ordinary Shares
Debt Securities
Warrants
Rights
Units
This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200.0 million of any combination of the securities described in this prospectus, either individually or in units.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our ordinary shares are listed on The Nasdaq Global Market under the symbol “NYXH.” On December 21, 2022, the last reported sale price of our ordinary shares on The Nasdaq Global Market was $5.295 per ordinary share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risks Related to This Offering.” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2022.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer ordinary shares, various series of debt securities or warrants, and rights to purchase any of such securities, either individually or in units, in one or more offerings, up to a total aggregate offering price of $200.0 million. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
Unless otherwise indicated or the context otherwise requires, in this prospectus, “Nyxoah,” the “Company,” “we,” “us” and “our” refer to Nyxoah SA and its consolidated subsidiaries.

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
About Nyxoah SA
We are a medical technology company focused on the development and commercialization of innovative solutions to treat Obstructive Sleep Apnea, or OSA. Our lead solution is the Genio system, a CE-marked, patient-centric, minimally invasive, next generation hypoglossal neurostimulation, or HGNS, therapy for the treatment of moderate to severe OSA. OSA is the world’s most common sleep disordered breathing condition and is associated with increased mortality risk and comorbidities including cardiovascular diseases, depression and stroke. Our innovative technology platform is a first-of-its-kind HGNS device designed to treat OSA through bilateral stimulation, by maintaining an open airway for a restful night’s sleep. We started generating revenue from the sale of the Genio system in Europe in July 2020, and we are currently conducting our DREAM pivotal trial designed to support marketing authorization in the United States. We are developing a significant body of clinical evidence to further support the strong value proposition of the Genio system and its ability to improve the health and quality of life of OSA patients.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including the Annual Report on Form 20-F of Nyxoah SA for the year ended December 31, 2021 and the Current Report on Form 6-K furnished on November 8, 2022, as described under the caption “Incorporation of Documents by Reference” on page 38 of this prospectus.
Our Corporate Information
Nyxoah SA was incorporated on July 15, 2009 as a company with limited liability (naamloze vennootschap/société anonyme) incorporated and operating under the laws of Belgium. We are registered with the legal entities register (Brabant Wallon) under enterprise number 0817.149.675. We were publicly listed on Euronext Brussels in September 2020 and we were publicly listed on The Nasdaq Global Market in July 2021. Our ordinary shares are traded under the symbol “NYXH.”
Our principal executive offices are located at Rue Edouard Belin 12, 1435 Mont-Saint-Guibert, Belgium. Our telephone number at this address is +32 10 22 23 55.
We maintain a website at www.nyxoah.com to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
We use our registered trademark, Nyxoah® and our trademark, Genio, in this prospectus. This prospectus also includes trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Offerings Under This Prospectus
Under this prospectus, we may offer ordinary shares, various series of debt securities or warrants or rights to purchase any of such securities, either individually or in units, up to a total aggregate offering price of $200.0 million from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
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designation or classification;

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aggregate principal amount or aggregate offering price;

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maturity, if applicable;

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rates and times of payment of interest or dividends, if any;

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redemption, conversion or sinking fund terms, if any;

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voting or other rights, if any; and

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conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:
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the names of those agents or underwriters;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, titled “Business,” “Risk Factors,” and “Operating and Financial Review and Prospects,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:
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timing, progress, completion and results of clinical trials and our research and development programs;

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the timing or likelihood of regulatory filings and approvals;

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our reliance on the success of our Genio system;

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our ability to achieve and maintain adequate levels of coverage or reimbursement for procedures performed with our products and any future products we may seek to commercialize;

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the commercialization of our products;

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estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

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the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology;

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our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

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cost associated with defending intellectual property infringement, product liability and other claims;

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regulatory development in the U.S., Europe and other jurisdictions;

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the rate and degree of market acceptance of our products;

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our expectations about market trends;

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developments relating to our competitors and our industry, including competing products;

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our ability to accurately forecast customer demand and manage our inventory;

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our ability to effectively manage our anticipated growth;

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our ability to attract and retain qualified employees and key personnel;

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statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;

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the future trading price of the ordinary shares and impact of securities analysts’ reports on these prices;

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the impact on our business, financial condition and results of operations from the ongoing and global COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease in the U.S. or worldwide;

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our plans to remediate our material weakness; and

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other risks and uncertainties, including those listed under the caption “Risk Factors.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus or in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section titled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 20-F, as revised or supplemented by our subsequent periodic reports filed under the Exchange Act, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.
In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

CAPITALIZATION
Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus to (i) to advance the commercialization of the Genio system in our initial target markets outside the United States and for pre-commercialization and commercialization activities in the United States; (ii) to continue gathering clinical data and to support physician initiated clinical research projects related to obstructive sleep apnea (“OSA”) patient treatments; (iii) to further finance research and development activities related to the next generation of the Genio system and to continue to build a pipeline of new technologies and explore potential collaboration opportunities in the field of monitoring and diagnostics for OSA; and (iv) for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

PLAN OF DISTRIBUTION
We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:
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a fixed price or prices, which may be changed from time to time;

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market prices prevailing at the time of sale;

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prices related to the prevailing market prices; or

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negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.
If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.
Ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Global Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ordinary shares, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL
The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in Belgium and the United States. Please note that this summary is not intended to be exhaustive. For further information please refer to the full version of our articles of association, which is included as an exhibit to the registration statement of which this prospectus is part.
General
We were incorporated on July 15, 2009 as a company with limited liability (naamloze vennootschap/société anonyme) incorporated and operating under the laws of Belgium. We are registered with the legal entities register (Brabant Wallon) under enterprise number 0817.149.675. We were publicly listed on Euronext Brussels in September 2020 and we were publicly listed on The Nasdaq Global Market in July 2021.
We have three wholly owned subsidiaries: Nyxoah Ltd, an Israeli limited company incorporated in January 2008 under the name M.L.G. Madaf G. Ltd and our subsidiary since October 2009, Nyxoah Pty Ltd, an Australian limited company incorporated in 2017, and Nyxoah, Inc., a Delaware corporation incorporated in May 2020. Our headquarters and principal executive offices are located at Rue Edouard Belin 12, 1435 Mont-Saint-Guibert, Belgium, and our telephone number is +32 10 22 23 55. Our website address is www.nyxoah.com. Our website and the information contained on or accessible through our website are not part of this prospectus. Our authorized representative in the United States is Nyxoah, Inc. Our agent for service of process in the United States is Corporation Service Company, 1090 Vermont Avenue N.W., Washington D.C. 20005.
Ordinary Shares
As of September 30, 2022, we had issued and outstanding 25,846,279 ordinary shares. Each issued ordinary share is fully paid.
Holders of ordinary shares are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders and do not have cumulative voting rights.
Any distribution made as result of winding-up, dissolution or liquidation of our company and any dividend declared will be distributed in proportion to the number of fully paid ordinary shares held.
History of Issued Share Capital
On October 5, 2018, we issued and sold to investors in a private placement an aggregate 1,534 Preferred B2 shares for an aggregate consideration of approximately €5.0 million.
On November 7, 2018, we issued and sold to investors in a private placement an aggregate 3,068 Preferred B2 shares for an aggregate consideration of approximately €10.0 million.
On February 21, 2020, we issued and sold to investors in a private placement an aggregate 4,200 ordinary shares for an aggregate consideration of approximately €25.1 million.
On September 7, 2020, we issued 44,500 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €230,110.
On September 21, 2020, we issued and sold in the context of a public offering an aggregate 4,400,359 ordinary shares for an aggregate consideration of approximately €74.7 million.
On September 29, 2020, we issued and sold following the exercise of an over-allotment option in connection with the September 21, 2020 public offering an aggregate 650,250 ordinary shares for an aggregate consideration of approximately €11.1 million.
On October 28, 2020, we issued 23,500 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €121,510.

On February 22, 2021, we issued 10,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €51,710.
On June 23, 2021, we issued 60,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €310,248.
On July 7, 2021, we issued and sold in a public offering in the United States an aggregate 2,835,000 ordinary shares for an aggregate consideration of approximately $85.1 million.
On July 9, 2021, we issued and sold following the exercise of an option to purchase additional shares in connection with the July 7, 2021 public offering an aggregate 425,250 ordinary shares for an aggregate consideration of approximately $12.8 million.
On July 9, 2021, we issued 10,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €119,400.
On September 10, 2021, we issued 82,500 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €0.6 million.
On September 30, 2021, we issued 27,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €139,607.
On October 11, 2021, we issued 110,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €0.8 million.
On November 4, 2021, we issued 90,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €0.6 million.
On November 25, 2021, we issued 25,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €129,275.
On February 10, 2022, we issued 25,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €129,266.
On June 8, 2022, we issued 38,920 ordinary shares to our non-executive directors as part of their remuneration package for an aggregate consideration of approximately €6,686.
On September 30, 2022, we issued 10,000 ordinary shares pursuant to an exercise of subscription rights for an aggregate consideration of approximately €119,400.
Warrant Plans
We have established a number of warrant plans, under which we have granted warrants to our employees, officers, directors, consultants and advisors.
Each of the warrants issued on November 3, 2016 and December 12, 2018 gives the holder thereof the right to subscribe to 500 ordinary shares, which accounts for the 500:1 share split which occurred on February 21, 2020. As of September 30, 2022, there were still 155 of such warrants outstanding which entitle the holders thereof to an aggregate of 77,500 of our ordinary shares. Each of the warrants issued on February 21, 2020 and September 8, 2021 gives the holder thereof the right to subscribe to one of our ordinary shares. As of September 30, 2022, there were still 1,838,625 of such warrants outstanding which entitle the holders thereof to an aggregate of 1,838,625 of our ordinary shares.
The duration of the warrants is ten years from the date of issuance. With respect to warrants issued on November 3, 2016, December 12, 2018 and February 21, 2020, one-third of such warrants granted to and accepted by a beneficiary vest upon the date of the grant, after which one third of the warrants granted to and accepted by a beneficiary vest on each of the first and second anniversary of the grant date. With respect to warrants issued on November 3, 2016, December 12, 2018 and February 21, 2020, such warrants immediately vested and became exercisable at least ten business days prior to the closing of our initial public offering on Euronext Brussels in September 2020. With respect to warrants issued on September 8, 2021, the default vesting schedule provides that one fourth of such warrants granted to and accepted by a beneficiary vest upon the date of the grant, after which one fourth of the warrants granted to and accepted by a beneficiary vest on each of the first, second and third anniversary of the grant date. 175,000 warrants issued on September 8, 2021 and granted to and accepted by our non-executive directors on June 8, 2022 in the framework of their remuneration package vest on the first anniversary of the grant date.
The table below sets forth the details of all warrants granted under the warrant plans in force as of September 30, 2022, including the plan under which the warrants were granted, the offer date, exercise price, expiry date, number of warrants exercised, number of warrants voided and number of warrants outstanding. Aside from the warrants set forth in the below table and up to 700,000 ordinary shares issuable upon exercise of the warrants that our board contemplates issuing in December 2022 but that have not yet been issued or granted, there are currently no other stock options, options to purchase securities, or other rights to subscribe for or purchase outstanding securities.
Name of Warrants Plan	Number of Warrants Issued	Number of Warrants lapsed, exercised or no longer available for grant	Number of Warrants outstanding	Issue date	Expiration date	Exercise Price Warrant (€)	Number and type of Shares issuable per ESOP Warrant	Aggregate number and type of Shares issuable upon exercise of outstanding Warrants
2016 Warrants Plan	1,500	1,445	55	11/03/2016	11/03/2026	2,585.32(1)	500 Ordinary Shares	27,500 Ordinary Shares
2018 Warrants Plan	525	425	100	12/12/2018	12/12/2028	3,259.91(2)	500 Ordinary Shares	50,000 Ordinary Shares
						5,966.59(3)
2020 Warrants Plan	550,000	89,500	460,500	02/21/2020	02/21/2030	11.94	1 Ordinary Share	460,500 Ordinary Shares
2021 Warrants Plan	1,400,000	21,875	1,378,125	09/08/2021	09/08/2031	25.31(4)	1 Ordinary Share	1,378,125 Ordinary Shares
						17.76(5)
						13.82(6)
						12.95(7)
						9.66(8)
						—(9)
							Total	1,916,125 Ordinary Shares

(1)
This results in a subscription price of €5.17 (rounded) per new share.

(2)
This results in a subscription price of €6.52 (rounded) per new share.

(3)
For 33 2018 Warrants granted in April 2020. This results in a subscription price of €11.93 (rounded) per new share.

(4)
For 436,740 2021 Warrants granted in September 2021, October 2021 and February 2022.

(5)
For 178,500 2021 Warrants granted in February 2022.

(6)
For 72,500 2021 Warrants granted in May 2022.

(7)
For 175,000 2021 Warrants granted in June 2022.

(8)
For 75,000 2021 Warrants granted in June 2022.

(9)
For 462,260 2021 Warrants that may still be granted.

Key Provisions in our Articles of Association and Other Share Information
Corporate Profile
Our legal and commercial name is Nyxoah SA. We are a limited liability company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law. We are registered with the Register of Legal Entities (RPM Brabant Wallon) under the enterprise number 0817.149.675. Our principal executive and registered offices are located at rue Edouard Belin 12, 1435 Mont-Saint-Guibert, Belgium and our telephone number is +32 10 22 23 55. Our agent for service of process in the United States is Corporation Service Company.

We were incorporated in Belgium on July 15, 2009 for an unlimited duration. Our fiscal year ends December 31.
Share Capital
Share Capital and Shares
Our share capital is represented by ordinary shares without nominal value. Our share capital is fully paid- up. Our ordinary shares are not separated into classes. The number of ordinary shares issued is expressed in units. As of September 30, 2022, our share capital amounts to €4.4 million, represented by 25,846,279 fully authorized and subscribed and paid-up ordinary shares without nominal value. This number does not include outstanding warrants issued by us and granted to certain of our directors, employees and non-employees nor any other capital increases after September 30, 2022. Neither we nor any of our subsidiaries holds any of our own ordinary shares.
Other Outstanding Securities
In addition to the ordinary shares already outstanding, we have granted warrants, which upon exercise will lead to an increase in the number of our outstanding ordinary shares. A total of 155 warrants (where each warrant entitles the holder to subscribe for 500 new ordinary shares in respect of the 2016 Warrants Plan and the 2018 Warrants Plan) and a total of 1,376,365 warrants (where each warrant entitles the holder to subscribe to one new share in respect of the 2020 Warrants Plan and 2021 Warrants Plan) were outstanding and granted as of September 30, 2022. For further information, see “— Warrant Plans” Above.
Form and Transferability of Our Shares
All of our ordinary shares belong to the same class of securities and are in registered form or in dematerialized form. All of our outstanding ordinary shares are fully paid-up and freely transferable, subject to any contractual restrictions.
Belgian company law and our articles of association entitle shareholders to request, in writing and at their expense, the conversion of their dematerialized ordinary shares into registered ordinary shares and vice versa. Any costs incurred as a result of the conversion of ordinary shares into another form will be borne by the shareholder. For shareholders who opt for registered ordinary shares, the ordinary shares will be recorded in our shareholder register.
Currency
Our share capital, which is represented by our outstanding ordinary shares, is denominated in euros.
Changes to Our Share Capital
In principle, changes to our share capital are decided by our shareholders. Our shareholders may at any time at a meeting of shareholders decide to increase or decrease our share capital. Any such resolution of shareholders must satisfy the quorum and majority requirements that apply to an amendment of the articles of association, as described below in “— Description of the Rights and Benefits Attached to Our Shares — Right to Attend and Vote at Our Meeting of Shareholders — Quorum and Majority Requirements”. No shareholder is liable to make any further contribution to our share capital other than with respect to ordinary shares held by such shareholder that would not be fully paid-up.
Share Capital Increases by Our Board of Directors
Subject to the quorum and majority requirements described below in “— Description of the Rights and Benefits Attached to Our Shares — Right to Attend and Vote at Our Meeting of Shareholders — Quorum and Majority Requirements”, our meeting of shareholders may authorize our board of directors, within certain limits, to increase our share capital without any further approval of our shareholders. A capital increase that is authorized in this manner is referred to as authorized capital. This authorization can only be granted for a renewable period of a maximum of five years as from the date of the publication of the authorization in the Annexes to the Belgian Official Gazette (Belgisch Staatsblad/Moniteur Belge) and may not exceed the amount of the registered share capital at the time of the authorization. On September 7, 2020, our meeting of shareholders granted this authorization in respect of the authorized capital.
Without prejudice to more restrictive rules set forth by law, our board of directors was authorized to increase the registered capital of our company in one or more transactions with a maximum amount that cannot exceed €3.680.297,39 (excluding issuance premiums, if any).
Normally, the authorization of the board of directors to increase our share capital through contributions in kind or in cash with cancellation or limitation of the preferential right of the existing shareholders is suspended if we are notified by the Belgian Financial Services and Markets Authority, or the FSMA, of a public takeover bid on the financial instruments of our company. The shareholders’ meeting can, however, authorize the board of directors to increase the share capital by issuing further ordinary shares. On September 7, 2020, the extraordinary shareholders’ meeting decided to authorize the board of directors to increase our share capital, including with limitation or cancellation of the shareholders’ preferential subscription rights, in one or more times and including the authorization to make use of such authorized capital in the framework of a public tender offer.
Preferential Subscription Rights
In the event of a capital increase for cash with the issue of new ordinary shares, or in the event we issue convertible bonds or subscription rights, the existing shareholders have a preferential right to subscribe, pro rata, to the new ordinary shares, convertible bonds or subscription rights. These preferential subscription rights are transferable during the subscription period.
Our shareholders may, at a meeting of shareholders, decide to limit or cancel these preferential subscription rights, subject to special reporting requirements. Such decision by the shareholders needs to satisfy the same quorum and majority requirements as the decision to increase our share capital.
The shareholders may also decide to authorize our board of directors to limit or cancel the preferential subscription right within the framework of the authorized capital, subject to the terms and conditions set forth in the Belgian CCA.
Generally, unless expressly authorized in advance by the general shareholders’ meeting, the authorization of our board of directors to increase our share capital through contributions in cash with cancellation or limitation of the preferential subscription right of the existing shareholders is suspended as of the notification to us by the FSMA of a public takeover bid on our financial instruments. Our general shareholders’ meeting did not grant such express authorization to our board of directors. See also “— Share Capital Increases by Our Board of Directors” above.
Under the Delaware General Corporation Law (the “DGCL”), shareholders of a Delaware corporation have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the corporation’s certificate of incorporation.
Purchases and Sales of Our Own Shares
We may acquire, pledge and dispose of our own ordinary shares, profit certificates or associated certificates at the conditions provided for by articles 7:215 and following of the Belgian CCA. These conditions include a prior special shareholders’ resolution approved by at least 75% of the votes validly cast at a general shareholders’ meeting (whereby abstentions are not included in the numerator nor in the denominator) where at least 50% of the share capital and at least 50% of the profit certificates, if any, are present or represented. Furthermore, ordinary shares can only be acquired with funds that would otherwise be available for distribution as a dividend to the shareholders and the transaction must pertain to fully paid-up ordinary shares or associated certificates. Finally, an offer to purchase ordinary shares must be made by way of an offer to all shareholders under the same conditions. Ordinary shares can also be acquired by us without offer to all shareholders under the same conditions, provided that the acquisition of the ordinary shares is effected in the central order book of the regulated market of Euronext Brussels or, if the transaction is not effected via the central order book, provided that the price offered for the ordinary shares is lower than or equal to the highest independent bid price in the central order book of the regulated market of Euronext Brussels at that time.
Generally, the general shareholders’ meeting or the articles of association determine the amount of ordinary shares, profit certificates or certificates that can be acquired, the duration of such an authorization which cannot exceed five years as from the publication of the proposed resolution as well as the minimum and maximum price that the board of directors can pay for the ordinary shares.
The prior approval by the shareholders is not required if we purchases the ordinary shares to offer them to our personnel, in which case the ordinary shares must be transferred within a period of 12 months as from their acquisition.
The board of directors may also expressly be authorized to dispose of our own ordinary shares to one or more specific persons other than our employees or our subsidiaries, in accordance with the provisions of the Belgian CCA.
The authorizations referred to above (if any) shall extend to the acquisition and disposal of our ordinary shares by one or more of its direct subsidiaries, within the meaning of the legal provisions relating to the acquisition of ordinary shares in their parent company by subsidiaries.
Our general shareholders’ meeting did not grant such authorization to the board of directors. As of the date of this prospectus, our company does not hold any own ordinary shares.
Under the DGCL, a Delaware corporation may purchase or redeem its own ordinary shares, unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation.
Belgian Legislation
Disclosure of Significant Shareholdings
Pursuant to the Belgian Act of 2 May 2007 on the disclosure of significant shareholdings in issuers whose securities are admitted to trading on a regulated market and containing various provisions, as amended from time to time, a notification to our company and to the FSMA is required by all natural persons and legal entities (i.e. legal person, enterprise without legal personality, or trust), in the following circumstances:
•
an acquisition or disposal of voting securities, voting rights or financial instruments that are treated as voting securities;

•
the reaching of a threshold by persons or legal entities acting in concert;

•
the conclusion, modification or termination of an agreement to act in concert;

•
the downward reaching of the lowest threshold;

•
the passive reaching of a threshold;

•
the holding of voting securities in our company upon first admission thereof to trading on a regulated market;

•
where a previous notification concerning the financial instruments treated as equivalent to voting securities is updated;

•
the acquisition or disposal of the control of an entity that holds voting securities in our company; and

•
where our company introduces additional notification thresholds in the articles of association,

in each case where the percentage of voting rights attached to the securities held by such persons reaches, exceeds or falls below the legal threshold, set at 5% of the total voting rights, and 10%, 15%, 20% and so on in increments of 5% or, as the case may be, the additional thresholds provided in the articles of association.

Our company has provided for an additional threshold of 3% in the articles of association that will enter into force subject to, and with effect as from, the closing of the Offering.
The notification must be made promptly and at the latest within four trading days following the moment on which the person who is subject to the notification obligation received knowledge or could be deemed to have received knowledge of the acquisition or disposal of the voting rights triggering the reaching of the threshold. Where our company receives a notification of information regarding the reaching of a threshold, it has to publish such information within three trading days following receipt of the notification. The person who has failed to make such notification 20 days before the general shareholders’ meeting may not vote at the general meeting for 25% or more than 25% of the total voting rights at the date of the general shareholders’ meeting.
The forms on which such notifications must be made, as well as further explanations, can be found on the website of the FSMA (www.fsma.be). Violation of the disclosure requirements may result in the suspension of voting rights, a court order to sell the securities to a third party and/or criminal liability. The FSMA may also impose administrative sanctions. Our company is required to publicly disclose any notifications received regarding increases or decreases in a shareholder’s ownership of our company’s securities, and must mention these notifications in the notes to its financial statements. A list as well as a copy of such notifications will be accessible on our company’s website.
In accordance with U.S. federal securities laws, holders of our ordinary shares will be required to comply with disclosure requirements relating to their ownership of our securities. Any person that, after acquiring beneficial ownership of our ordinary shares, is the beneficial owners of more than 5% of our outstanding ordinary shares must file with the SEC a Schedule 13D or Schedule 13G, as applicable, disclosing the information required by such schedules, including the number of our ordinary shares that such person has acquired (whether alone or jointly with one or more other persons). In addition, if any material change occurs in the facts set forth in the report filed on Schedule 13D (including a more than 1% increase or decrease in the percentage of the total ordinary shares beneficially owned), the beneficial owner must promptly file an amendment disclosing such change.
Disclosure of Net Short Positions
Pursuant to the Regulation (EU) No. 236/2012 of the European Parliament and the Council on short selling and certain aspects of credit default swaps, any person that acquires or disposes of a net short position relating to our issued share capital, whether by a transaction in ordinary shares, or by a transaction creating or relating to any financial instrument where the effect or one of the effects of the transaction is to confer a financial advantage on the person entering into that transaction in the event of a decrease in the price of such ordinary shares is required to notify the FSMA if, as a result of which acquisition or disposal his net short position reaches, exceeds or falls below 0.2% of our issued share capital and each 0.1% above that. If the net short position reaches 0.5%, and also at every 0.1% above that, the FSMA will disclose the net short position to the public.
Public Takeover Bids
Public takeover bids for the ordinary shares and other securities giving access to voting rights (such as war-rants or convertible bonds, if any) are subject to supervision by the FSMA. Any public takeover bid must be extended to all of our company’s voting securities, as well as all other securities giving access to voting rights. Prior to making a bid, a bidder must publish a prospectus which has been approved by the FSMA prior to publication.
Belgium has implemented the Thirteenth Company Law Directive (European Directive 2004/25/EC of 21 April 2004) by the Belgian Act of 1 April 2007 on public takeover bids, as amended (the “Belgian Takeover Act”) and the Belgian Royal Decree of 27 April 2007 on public takeover bids, as amended (the “Belgian Takeover Decree”). The Belgian Takeover Act provides that a mandatory bid must be launched if a person, as a result of its own acquisition or the acquisition by persons acting in concert with it or by persons acting for their account, directly or indirectly holds more than 30% of the voting securities in a company having its registered office in Belgium and of which at least part of the voting securities are traded on a regulated market or on a multilateral trading facility designated by the Belgian Takeover Decree. The mere fact of exceeding the relevant threshold through the acquisition of ordinary shares will give rise to a mandatory bid, irrespective of whether the price paid in the relevant transaction exceeds the current market price. The duty to launch a mandatory bid does not apply in certain cases set out in the Belgian Takeover Decree such as (i) in case of an acquisition if it can be shown that a third party exercises control over our company or that such party holds a larger stake than the person holding 30% of the voting securities or (ii) in case of a capital increase with preferential subscription rights decided by our company’s general shareholders’ meeting.
There are several provisions of Belgian company law and certain other provisions of Belgian law, such as the obligation to disclose significant shareholdings (see “— Disclosure of Significant Shareholding” above) and merger control, that may apply towards our company and which may create hurdles to an unsolicited tender offer, merger, change in management or other change in control. These provisions could discourage potential takeover attempts that other shareholders may consider to be in their best interest and could adversely affect the market price of the ordinary shares. These provisions may also have the effect of depriving the shareholders of the opportunity to sell their ordinary shares at a premium.
In addition, pursuant to Belgian company law, the board of directors of Belgian companies may in certain circumstances, and subject to prior authorization by the shareholders, deter or frustrate public takeover bids through dilutive issuances of equity securities (pursuant to the “authorized capital”) or through share buy-backs (i.e. purchase of own ordinary shares). In principle, the authorization of the board of directors to increase the share capital of our company through contributions in kind or in cash with cancellation or limitation of the preferential subscription right of the existing shareholders is suspended as of the notification to our company by the FSMA of a public takeover bid on the securities of our company. The general shareholders’ meeting can, however, under certain conditions, expressly authorize the board of directors to increase the capital of our company in such case by issuing ordinary shares in an amount of not more than 10% of the existing ordinary shares at the time of such a public takeover bid.
On September 7, 2020, the general shareholders’ meeting expressly authorized the board of directors to increase our company’s capital as a protective mechanism against potential public takeover bids.
The articles of association do not provide for any other specific protective mechanisms against public takeover bids.
Squeeze-Out
Pursuant to article 7:82 of the Belgian CCA or the regulations promulgated thereunder, a person or legal entity, or different persons or legal entities acting alone or in concert, who own (directly or indirectly) at least 95% of the securities with voting rights in a listed company are entitled to acquire the totality of the securities with voting rights in that company following a squeeze-out offer. The securities that are not voluntarily tendered in response to such an offer are deemed to be automatically transferred to the bidder at the end of the procedure. At the end of the squeeze-out procedure, our company is no longer deemed a listed company. The consideration for the securities must be in cash and must represent the fair value (verified by an independent expert) as to safeguard the interests of the transferring shareholders.
A squeeze-out offer is also possible upon completion of a public takeover bid, provided that the bidder holds at least 95% of the voting capital and 95% of the voting securities of the public company. In such a case, the bidder may require that all remaining shareholders sell their securities to the bidder at the offering price of the takeover bid, provided that, in case of a voluntary takeover offer, the bidder has also acquired 90% of the voting capital to which the offer relates. The ordinary shares that are not voluntarily tendered in response to any such offer are deemed to be automatically transferred to the bidder at the end of the procedure.
The DGCL provides for shareholders appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the shareholder’s ordinary shares, in connection with certain mergers and consolidations.
Limitations on the Right to Own Securities
Neither Belgian law nor our articles of association impose any general limitation on the right of non- residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

Exchange Controls and Limitations Affecting Shareholders
There are no Belgian exchange control regulations that impose limitations on our ability to make, or the amount of, cash payments to residents of the United States.
We are in principle under an obligation to report to the National Bank of Belgium certain cross-border payments, transfers of funds, investments and other transactions in accordance with applicable balance-of- payments statistical reporting obligations. Where a cross-border transaction is carried out by a Belgian credit institution on our behalf, the credit institution will in certain circumstances be responsible for the reporting obligations.
Securities Exercisable for Ordinary Shares
See the section of this prospectus titled “Description of Warrants” for a description of securities granted by our board of directors to our directors, members of the executive management team, employees and other service providers.
Ordinary Shares
The following description is a summary of certain information relating to the rights and benefits attached to our ordinary shares, certain provisions of our articles of association and the Belgian Companies Code. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date hereof, together with our articles of association, a copy of which has been filed as an exhibit to our most recent Annual Report on Form 20-F.
Right to Attend and Vote at Our Meetings of Shareholders
Annual Meeting of Shareholders.
Our annual general shareholders’ meeting is held at the registered office of our company or at the place determined in the notice convening the general shareholders’ meeting. The meeting is held every year on the second Wednesday of the month of June, at 2:00 p.m. CET. If this day is a public holiday, even if it is only a public holiday in one of the communities of Belgium, the meeting will be held on the next business day. At our annual general shareholders’ meeting, the board of directors submits to the shareholders the audited non-consolidated and consolidated annual financial statements and the reports of the board of directors and of the statutory auditor with respect thereto.
The general shareholders’ meeting then decides on the approval of the statutory annual financial statements, the proposed allocation of our company’s profit or loss, the release from liability of the directors and the statutory auditor, the advisory vote on the remuneration report included in the annual report of the board of directors and, when applicable, the (re-)appointment or dismissal of the statutory auditor and/or of all or certain directors. In addition, as relevant, the general shareholders’ meeting must also decide on the approval of the remuneration of the directors and statutory auditor for the exercise of their mandate, and on the approval of provisions of service agreements to be entered into with executive directors, members of the executive management and other executives providing (as the case may be) for severance payments exceeding twelve months’ remuneration (or, subject to a motivated opinion by the remuneration committee, eighteen months’ remuneration).
Special and Extraordinary Meetings of Shareholders
Our board of directors or the statutory auditor (or the liquidators, if appropriate) may, whenever the interest of our company so requires, convene a special or extraordinary general shareholders’ meeting. Pursuant to article 7:126 of the Belgian CCA, such general shareholders’ meeting must also be convened every time one or more shareholders holding, alone or together, at least 10% of our company’s share capital so request. Shareholders that do not hold at least 10% of our company’s share capital do not have the right to have the general shareholders’ meeting convened.

Under the DGCL, special meetings of the shareholders of a Delaware corporation may be called by such person or persons as may be authorized by the certificate of incorporation or by the bylaws of the corporation, or if not so designated, as determined by the board of directors. Shareholders generally do not have the right to call meetings of shareholders, unless that right is granted in the certificate of incorporation or the bylaws.
Notices Convening Meetings of Shareholders and Agenda
The notice convening the general shareholders’ meeting must state the place, date and hour of the meeting and must include an agenda indicating the items to be discussed. The notice needs to contain a description of the formalities that shareholders must fulfil in order to be admitted to the general shareholders’ meeting and exercise their voting right, information on the manner in which shareholders can put additional items on the agenda and table draft resolutions, information on the manner in which shareholders can ask questions during the general shareholders’ meeting, information on the procedure to participate to the general shareholders’ meeting by means of a proxy or to vote by means of a remote vote, and, as applicable, the registration date for the general shareholders’ meeting. The notice must also mention where shareholders can obtain a copy of the documentation that will be submitted to the general shareholders’ meeting, the agenda with the proposed resolutions or, if no resolutions are proposed, a commentary by the board of directors, updates of the agenda if shareholders have put additional items or draft resolutions on the agenda, the forms to vote by proxy or by means of a remote vote, and the address of the webpage on which the documentation and information relating to the general shareholders’ meeting will be made available. This documentation and information, together with the notice and the total number of outstanding voting rights, must also be made available on our company’s website at the same time as the publication of the notice convening the meeting, for a period of five years after the relevant general shareholders’ meeting.
The notice convening the general shareholders’ meeting has to be published at least 30 calendar days prior to the general shareholders’ meeting in the Belgian Official Gazette (Belgisch Staatsblad/Moniteur Belge), in a newspaper that is published nation-wide in Belgium and in media that can be reasonably relied upon for the dissemination of information within the EEA in a manner ensuring fast access to such information on a non-discriminatory basis. A publication in a nationwide newspaper is not needed for annual general shareholders’ meetings taking place on the date, hour and place indicated in the articles of association of our company if the agenda is limited to the treatment of the financial statements, the annual report of the board of directors, the remuneration report and the report of the statutory auditor, the discharge from liability of the directors and statutory auditor, and the remuneration of directors. See also “— Annual Meeting of Shareholders” above. In addition to this publication, the notice has to be distributed at least 30 calendar days prior to the meeting via the website of our company (www.nyxoah.com). The term of 30 calendar days prior to the general shareholders’ meeting for the publication and distribution of the convening notice can be reduced to 17 calendar days for a second meeting if, as the case may be, the applicable quorum for the meeting is not reached at the first meeting, the date of the second meeting was mentioned in the notice for the first meeting and no new item is put on the agenda of the second meeting. See also further below under “— Quorum and Majority Requirements”.
At the same time as its publication, the convening notice must also be sent to the holders of registered ordinary shares, holders of registered bonds, holders of registered warrants, holders of registered certificates issued with the co-operation of our company (if any), and, as the case may be, to the directors and statutory auditor of our company.
Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the shareholders of a Delaware corporation must be given to each shareholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting and shall specify the place, date, hour and, in the case of a special meeting, the purpose of the meeting.
Admission to Meetings
All holders of ordinary shares, warrants, profit-sharing certificates, non-voting ordinary shares, bonds, subscription rights or other securities issued by our company, as the case may be, and all holders of certificates issued with the co-operation of our company (if any) can attend the general shareholders’ meetings insofar as the law or the articles of association entitles them to do so and, as the case may be, gives them the right to participate in voting.
In order to be able to attend a general shareholders’ meeting, a holder of securities issued by our company must satisfy two criteria: being registered as holder of securities on the registration date for the meeting, and notify our company:
•
Firstly, the right to attend general shareholders’ meetings applies only to persons who are registered as owning securities on the fourteenth calendar day prior to the general shareholders’ meeting at midnight (CET) via registration, in the applicable register book for the securities concerned (for registered securities) or in the accounts of a certified account holder or relevant settlement institution for the securities concerned (for dematerialized securities or securities in book- entry form).

•
Secondly, in order to be admitted to the general shareholders’ meeting, securities holders must notify our company at the latest on the sixth calendar day prior to the general shareholders’ meeting whether they intend to attend the meeting and indicate the number of ordinary shares in respect of which they intend to do so. For the holders of dematerialized securities or securities in book-entry form, the notice should include a certificate confirming the number of securities that have been registered in their name on the record date. The certificate can be obtained by the holder of the dematerialized securities or securities in book-entry form with the certified account holder or the applicable settlement institution for the securities concerned.

The formalities for the registration of securities holders, and the notification of our company must be further described in the notice convening the general shareholders’ meeting.
Each shareholder has the right to attend a general shareholders’ meeting and to vote at the general shareholders’ meeting in person or through a proxy holder, who need not be a shareholder. A shareholder may designate, for a given meeting, only one person as proxy holder, except in circumstances where Belgian law allows the designation of multiple proxy holders. The appointment of a proxy holder may take place in paper form or electronically (in which case the form shall be signed by means of an electronic signature in accordance with applicable Belgian law), through a form which shall be made available by our company. The signed original paper or electronic form must be received by our company at the latest on the sixth calendar day preceding the meeting. The appointment of a proxy holder must be made in accordance with the applicable rules of Belgian law, including in relation to conflicts of interest and the keeping of a register.
The notice convening the meeting may allow shareholders to vote remotely in relation to the general shareholders’ meeting, by sending a paper form or, if specifically allowed in the notice convening the meeting, by sending a form electronically (in which case the form shall be signed by means of an electronic signature in accordance with applicable Belgian law). These forms shall be made available by our company. The original signed paper form must be received by our company at the latest on the sixth calendar day preceding the date of the meeting. Voting through the signed electronic form may occur until the last calendar day before the meeting.
Our company may also organize a remote vote in relation to the general shareholders’ meeting through other electronic communication methods, such as, among others, through one or several websites. Our company shall specify the practical terms of any such remote vote in the convening notice.
Holders of securities who wish to be represented by proxy or vote remotely must, in any case comply with the formalities to attend the meeting. Holders of ordinary shares without voting rights, profit-sharing certificates without voting rights, convertible bonds, warrants or certificates issued with the cooperation of our company may attend the general shareholders’ meeting, but only with an advisory vote.
Votes
Each shareholder is entitled to one vote per share.
Voting rights can be mainly suspended in relation to ordinary shares:
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which are not fully paid up, notwithstanding the request thereto of the board of directors;

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to which more than one person is entitled, except in the event a single representative is appointed for the exercise of the voting right;

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which entitle their holder to voting rights above the threshold of 3%, 5%, 10%, 15%, 20% and any further multiple of 5% of the total number of voting rights attached to the outstanding financial instruments of our company on the date of the relevant general shareholders’ meeting, in the event that the relevant shareholder has not notified us and the FSMA at least 20 calendar days prior to the date of the general shareholders’ meeting in accordance with the applicable rules on disclosure of major shareholdings; and

•
of which the voting right was suspended by a competent court or the FSMA.

Quorum and Majority Requirements
In general, there is no attendance quorum requirement for a general shareholders’ meeting and decisions are generally passed with a simple majority of the votes of the ordinary shares present or represented. However, capital increases (other than those decided by the board of directors pursuant to the authorized capital), decisions with respect to our company’s dissolution, mergers, demergers and certain other reorganizations of our company, amendments to the articles of association (other than an amendment of the corporate purpose), and certain other matters referred to in the Belgian CCA do not only require the presence or representation of at least 50% of the share capital of our company but also a majority of at least 75% of the votes cast (whereby abstentions are not included in the numerator nor in the denominator). An amendment of our company’s corporate purpose requires the approval of at least 80% of the votes cast at a general shareholders’ meeting (whereby abstentions are not included in the numerator nor in the denominator), which can only validly pass such resolution if at least 50% of the share capital of our company and at least 50% of the profit certificates, if any, are present or represented. In the event where the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new notice. The second general shareholders’ meeting may validly deliberate and decide regardless of the number of ordinary shares present or represented. The special majority requirements, however, remain applicable.
Under the DGCL, the certificate of incorporation or bylaws of a Delaware corporation may specify the number of ordinary shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of ordinary shares entitled to vote at a meeting. In the absence of such specifications, a majority of ordinary shares entitled to vote shall constitute a quorum.
Right to Ask Questions at our Meetings of Shareholders
Within the limits of article 7:139 of the Belgian CCA, holders of securities have a right to ask questions to the directors in connection with the report of the board of directors or the items on the agenda of such general shareholders’ meeting. Holders of securities can also ask questions to the statutory auditor in connection with its report. Such questions can be submitted in writing prior to the meeting or can be asked at the meeting. The statutory auditor will immediately communicate any written questions to the board of directors. Written questions must be received by our company no later than the sixth calendar day prior to the meeting. Written and oral questions will be answered during the meeting concerned in accordance with applicable law. In addition, in order for written questions to be considered, the shareholders who submitted the written questions concerned must comply with the formalities to attend the meeting.
Dividends
All ordinary shares participate in the same manner in our profits, if any. Pursuant to the Belgian CCA, the shareholders can in principle decide on the distribution of profits with a simple majority vote at the occasion of the annual general shareholders’ meeting, based on the most recent statutory audited financial statements, prepared in accordance with Belgian GAAP and based on a (non-binding) proposal of our company’s board of directors. The shareholders shall lose their right to receive the dividends five years after the payment date of these dividends pursuant to Article 2277 of the Belgian Civil Code. From that date onwards, our company shall no longer be required to pay such dividends. The articles of association also authorize the board of directors to declare interim dividends without shareholder approval. The right to pay such interim dividends is, however, subject to certain legal restrictions.
Our ability to distribute dividends is subject to availability of sufficient distributable profits as defined under Belgian law on the basis of our stand-alone statutory accounts prepared in accordance with Belgian GAAP. In particular, dividends can only be distributed if following the declaration and issuance of the dividends the amount of our net assets on the date of the closing of the last financial year as follows from the statutory non-consolidated financial statements (i.e., summarized, the amount of the assets as shown in the balance sheet, decreased with provisions and liabilities, all in accordance with Belgian accounting rules), and, save in exceptional cases, to be mentioned and justified in the notes to the annual accounts, decreased with the non-amortized costs of incorporation and extension and the non- amortized costs for research and development, does not fall below the amount of the paid-up capital (or, if higher, the issued capital), increased with the amount of non-distributable reserves (which include, as the case may be, the unamortized part of any revaluation surpluses).
In addition, pursuant to Belgian law and our Articles of Association, we must allocate an amount of 5% of our Belgian GAAP annual net profit to a legal reserve in its stand-alone statutory accounts, until the legal reserve amounts to 10% of our share capital. Our legal reserve currently does not meet this requirement nor will it meet the requirement at the time of the closing. Accordingly, 5% of our Belgian GAAP annual net profit during future years will need to be allocated to the legal reserve, further limiting our ability to pay out dividends to its shareholders. Furthermore, additional financial restrictions and other limitations may be contained in future credit agreements.
The right to payment of dividends expires five years after the board of directors declared the dividend payable.
Under the DGCL, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for either or both of the fiscal year in which the dividend is declared and the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Dividends may be paid in the form of ordinary shares, property or cash.
Appointment of Directors
Pursuant to the Belgian CCA and the articles of association, the board of directors must consist of at least three directors. Our company’s Corporate Governance Charter provides that the composition of the board of directors should ensure that decisions are made in the corporate interest. It should be determined on the basis of diversity, as well as complementary skills, experience and knowledge. Pursuant to the Belgian Code on Corporate Governance, a majority of the directors must be non-executive and at least three directors must be independent in accordance with the criteria set out in the Belgian Code on Corporate Governance. By January 1, 2026, at least one third of the members of the board of directors must be of the opposite gender.
Liquidation Rights
Our company can only be voluntarily dissolved by a shareholders’ resolution passed with a majority of at least 75% of the votes cast at an extraordinary meeting of shareholders where at least 50% of the share capital is present or represented. In the event the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new notice. The second meeting of shareholders can validly deliberate and decide regardless of the number of ordinary shares present or represented.
Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution of a Delaware corporation must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding ordinary shares. The DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

In the event of the dissolution and liquidation of our company, the assets remaining after payment of all debts and liquidation expenses will be distributed to the holders of our ordinary shares, each receiving a sum on a pro rata basis.
Pursuant to article 7:228 of the Belgian CCA, if, as a result of losses incurred, the ratio of our company’s net assets (determined in accordance with Belgian legal and accounting rules for non-consolidated financial statements) to share capital is less than 50%, the board of directors must convene an extraordinary general shareholders’ meeting within two months as of the date upon which the board of directors discovered or should have discovered this undercapitalization. At this general shareholders’ meeting the board of directors needs to propose either the dissolution of our company or the continuation of our company, in which case the board of directors must propose measures to redress our company’s financial situation. The board of directors must justify its proposals in a special report to the shareholders. Shareholders representing at least 75% of the votes validly cast at this meeting have the right to dissolve our company, provided that at least 50% of our company’s share capital is present or represented at the meeting.
If, as a result of losses incurred, the ratio of our company’s net assets to share capital is less than 25%, the same procedure must be followed, it being understood, however, that in that event shareholders representing 25% of the votes validly cast at the meeting (whereby abstentions are not included in the numerator nor in the denominator) can decide to dissolve our company.
Pursuant to article 7:229 of the Belgian CCA, if the amount of our company’s net assets has dropped below €61,500, any interested party is entitled to request the competent court to dissolve our company. The court can order the dissolution of our company or grant a grace period within which our company is to remedy the situation.
If our company is dissolved for any reason, the liquidation must be carried out by one or more liquidators appointed by the general shareholders’ meeting and whose appointment has been ratified by the enterprise court. Any balance remaining after discharging all debts, liabilities and liquidation costs must first be applied to reimburse, in cash or in kind, the paid-up capital of the ordinary shares not yet reimbursed. Any remaining balance shall be equally distributed amongst all the shareholders.
Listing
The ordinary shares are listed on the Nasdaq Global Market under the symbol “NYXH”. Our ordinary shares are currently also listed on Euronext Brussels under the symbol “NYXH.”
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.
We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.
We will describe in each prospectus supplement the following terms relating to a series of debt securities:
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title or designation;

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the aggregate principal amount and any limit on the amount that may be issued;

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the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

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whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

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the maturity date and the date or dates on which principal will be payable;

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the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place or places where payments will be payable;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

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whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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whether we will be restricted from incurring any additional indebtedness;

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a discussion of any material or special U.S. federal income tax considerations or Belgian tax considerations applicable to a series of debt securities;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities. We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations, Belgian tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Events of Default Under the Indenture
The following are events of default under the indentures with respect to any series of debt securities that we may issue:
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if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

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if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•
if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
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These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

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the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

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the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver
The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:
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to fix any ambiguity, defect or inconsistency in the indenture; and

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to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of the series of debt securities;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

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reducing the principal amount of discount securities payable upon acceleration of maturity;

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making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
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the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay the principal of and any premium and interest due on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable. However, since we are a company incorporated and existing under Belgian law, certain aspects of the debt securities may be governed by mandatory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement and indenture (or post-effective amendment hereto).
Subordination of Subordinated Debt Securities
Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase our ordinary shares represented by ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price payable;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for our ordinary shares and the number of ordinary shares to be received upon exercise;

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if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or dematerialized form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences and any applicable material Belgian tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the warrants, if any;

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any redemption or call provisions, if any;

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whether the warrants may be sold separately or with other securities as parts of units; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS
General
We may issue rights to our shareholders to purchase our ordinary shares represented by ordinary shares or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, ordinary shares represented by ordinary shares, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:
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the date of determining the shareholders entitled to the rights distribution;

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the aggregate number of ordinary shares represented by ordinary shares or other securities purchasable upon exercise of the rights;

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the exercise price;

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the aggregate number of rights issued;

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whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

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the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

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the method by which holders of rights will be entitled to exercise;

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the conditions to the completion of the offering, if any;

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the withdrawal, termination and cancellation rights, if any;

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whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

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whether shareholders are entitled to oversubscription rights, if any;

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any applicable material U.S. federal income tax considerations and any applicable material Belgian tax considerations; and

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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of ordinary shares represented by ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares represented by ordinary share or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Rights Agent
The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described below; and

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any ordinary shares, debt security, warrant or right included in each unit, as applicable.
Unit Agent
The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as a unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

EXPENSES
The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee and the FINRA filing fee.
SEC registration fee	$22,040
FINRA filing fee	30,500
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)
Total	$(1)

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the debt securities, warrants, rights and units governed by U.S. law and certain other matters of U.S. law will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares underlying the ordinary shares and certain matters governed by Belgian law will be passed on for us by NautaDutilh BV/SRL. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Nyxoah SA appearing in Nyxoah’s Annual Report on Form 20-F for the year ended December 31, 2021, have been audited by EY Réviseurs d’Entreprises / EY Bedrijfsrevisoren SRL/BV, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The business address of EY Réviseurs d’Entreprises / EY Bedrijfsrevisoren SRL/BV is De Kleetlaan 2, 1831 Machelen, Belgium.
ENFORCEMENT OF LIABILITIES
We are a corporation organized under the laws of Belgium. The majority of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. Accordingly, it may be difficult for investors:
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to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

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to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

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to bring an original action in a Belgian court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

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to enforce against us or our directors in non-U.S. courts, including Belgian courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

The United States currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the recognition and enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium, unless (in addition to compliance with certain technical provisions) the Belgian courts are satisfied of the following:
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The effect of the recognition or enforcement of judgment is not manifestly incompatible with (Belgian) public order.

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The judgment did not violate the rights of the defendant.

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The judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law.

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The judgment is not subject to further recourse under U.S. law.

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The judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be recognized in Belgium.

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The claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same subject and is still pending.

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The Belgian courts did not have exclusive jurisdiction to rule on the matter.

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The U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of goods not direct linked to the dispute in the United States.

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The judgment did not concern the deposit or validity of intellectual property rights when the deposit or registration of those intellectual property rights was requested, done or should have been done in Belgium pursuant to international treaties.

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The judgment did not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court.

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If the judgment relates to the opening, progress or closure of insolvency proceedings, it is rendered on the basis of the European Insolvency Regulation (EC Regulation No. 1346/2000 of May 29, 2000) or, if not, that (a) a decision in the principal proceedings is taken by a judge in the state where the most important establishment of the debtor was located or (b) a decision in territorial proceedings was taken by a judge in the state where the debtor had another establishment than its most important establishment.

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The judgment submitted to the Belgian court is authentic under the laws of the state where the judgment was issued; in case of a default judgment, it can be shown that under locally applicable laws the invitation to appear in court was properly served on the defendant; a document can be produced showing that the judgment is, under the rules of the state where it was issued, enforceable and was properly served on the defendant.

In addition, with regard to the enforcement by legal proceedings of any claim (including the exequatur of foreign court decisions in Belgium), a registration tax of 3% (to be calculated on the total amount that a debtor is ordered to pay) is due, if the sum of money that the debtor is ordered to pay by a Belgian court judgment, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The debtor is liable for the payment of the registration tax.
A stamp duty is payable for each original copy of an enforcement judgment rendered by a Belgian court, with a maximum of €1,450.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file Annual Reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.nyxoah.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:
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our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 24, 2022;

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our Reports on Form 6-K furnished to the SEC on March 17, 2022, March 24, 2022, May 6, 2022, May 10, 2022, June 2, 2022, July 11, 2022, July 19, 2022, August 2, 2022, August 8, 2022, October 24, 2022 and November 8, 2022; and

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the description of ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on June 28, 2021, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Nyxoah SA
Rue Edouard Belin 12
B-1435 Mont-Saint-Guibert
Belgium
You may also access these documents on our website, www.nyxoah.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 22, 2022
PROSPECTUS SUPPLEMENT(To prospectus dated                 , 2022)
Nyxoah SA
Up to $50,000,000
Ordinary Shares
We have entered into a sales agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., or Cantor, relating to the sale of our ordinary shares offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell our ordinary shares having an aggregate offering price of up to $50.0 million from time to time through Cantor acting as our agent.
Our ordinary shares are listed on The Nasdaq Global Market under the symbol “NYXH”. On December 21, the last reported sale price of our ordinary shares was $5.295 per ordinary share.
Sales of our ordinary shares, if any, under this prospectus supplement will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cantor is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us.
The compensation to Cantor for sales of ordinary shares sold pursuant to the Sales Agreement will be an amount equal to 3.0% of the gross proceeds of any ordinary shares sold under the Sales Agreement. In connection with the sale of the ordinary shares on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-25 for additional information regarding the compensation to be paid to Cantor.
Our business and an investment in our ordinary shares involve significant risks. These risks are described under the caption “Risks Related to This Offering” beginning on page S-5 of this prospectus supplement under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.
Cantor
The date of this prospectus supplement is            , 2022.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares representing our ordinary shares having an aggregate offering price of up to $50.0 million under this prospectus supplement at prices and on terms to be determined by market conditions at the time of the offering.
Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus supplement and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.
We provide information to you about this offering of our ordinary shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and any related free writing prospectus filed by us with the SEC. We have not, and Cantor has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless otherwise indicated or the context otherwise requires, in this prospectus supplement, “Nyxoah,” the “Company,” “we,” “us” and “our” refer to Nyxoah SA and its consolidated subsidiaries.

PRESENTATION OF FINANCIAL INFORMATION
We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements presented or incorporated by reference in this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in Euros and in accordance with IFRS as issued by the IASB. All references in this prospectus to “$” are to U.S. dollars and all references to “€” are to the Euro. Unless otherwise indicated, certain U.S. dollar amounts contained in this prospectus supplement have been translated into Euro at the noon spot rate for the Federal Reserve Bank in New York on September 30, 2022 of $0.9783. These translations should not be considered representations that any such amounts have been, could have been or could be converted into Euros at that or any other exchange rate as of that or any other date.
We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus supplement. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus supplement and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
About Nyxoah SA
We are a medical technology company focused on the development and commercialization of innovative solutions to treat Obstructive Sleep Apnea, or OSA. Our lead solution is the Genio system, a CE-Marked, patient-centric, minimally invasive, next generation hypoglossal neurostimulation, or HGNS, therapy for the treatment of moderate to severe OSA. OSA is the world’s most common sleep disordered breathing condition and is associated with increased mortality risk and comorbidities including cardiovascular diseases, depression and stroke. Our innovative technology platform is a first-of-its-kind HGNS device designed to treat OSA through bilateral stimulation, by maintaining an open airway for a restful night’s sleep. We started generating revenue from the sale of the Genio system in Europe in July 2020, and we are currently conducting our DREAM pivotal trial designed to support marketing authorization in the United States. We are developing a significant body of clinical evidence to further support the strong value proposition of the Genio system and its ability to improve the health and quality of life of OSA patients.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including the Annual Report on Form 20-F of Nyxoah SA for the year ended December 31, 2021 and the Current Report on Form 6-K furnished on November 8, 2022, as described under the caption “Incorporation of Documents by Reference” on page S-28 of this prospectus supplement.
Our Corporate Information
Nyxoah SA was incorporated on July 15, 2009 as a company with limited liability (naamloze vennootschap/ société anonyme) incorporated and operating under the laws of Belgium. We are registered with the legal entities register (Brabant Wallon) under enterprise number 0817.149.675. We were publicly listed on Euronext Brussels in September 2020 and we were publicly listed on The Nasdaq Global Market in July 2021. Our ordinary shares are traded under the symbol “NYXH.”
Our principal executive offices are located at Rue Edouard Belin 12, 1435 Mont-Saint-Guibert, Belgium. Our telephone number at this address is +32 10 22 23 55.
We maintain a website at www.nyxoah.com to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
We use our registered trademark, Nyxoah® and our trademark, Genio, in this prospectus supplement. This prospectus supplement also includes trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus supplement appear without the® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

THE OFFERING
Ordinary Shares offered by us
Ordinary shares having an aggregate offering price of up to $50.0 million, provided that the number of ordinary shares that may be sold in this offering may not exceed 6,000,000 shares.
Plan of Distribution
“At the market offering” that may be made from time to time through our sales agent, Cantor Fitzgerald & Co. See “Plan of Distribution” on page S-25 of this prospectus supplement.
The Shares
Each ordinary share has a par value of €0.1718 per ordinary share.
Use of proceeds
We currently intend to use the net proceeds of this offering to (i) to advance the commercialization of the Genio system in our initial target markets outside the United States and for pre-commercialization and commercialization activities in the United States; (ii) to continue gathering clinical data and to support physician initiated clinical research projects related to OSA patient treatments; (iii) to further finance research and development activities related to the next generation of the Genio system and to continue to build a pipeline of new technologies and explore potential collaboration opportunities in the field of monitoring and diagnostics for OSA; and (iv) for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. See the section titled “Use of Proceeds” on page S-10 of this prospectus supplement.
Risk factors
See “Risk Factors” beginning on page S-5 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our ordinary shares.
Nasdaq Global Market Symbol
“NYXH”
The number of our ordinary shares to be outstanding immediately after this offering is 31,846,279 which is based on 25,846,279 ordinary shares outstanding as of September 30, 2022 plus 6,000,000 ordinary shares, which is the maximum number of shares that our board of directors has approved for issuance in this offering. The number of shares outstanding excludes:
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1,453,865 ordinary shares issuable upon exercise of warrants outstanding as of September 30, 2022 at a weighted average exercise price of €16.25 per ordinary share.

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462,260 ordinary shares issuable upon exercise of warrants that are outstanding as of September 30, 2022 but not yet granted.

Unless otherwise indicated, all information in this prospectus supplement does not reflect and does not take into account:
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any issuance of ordinary shares upon the exercise of warrants subsequent to September 30, 2022, including up to 700,000 ordinary shares issuable upon exercise of the warrants that our board contemplates issuing in December 2022 but that have not yet been issued or granted.

RISK FACTORS
An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 20-F, which is incorporated by reference herein in its entirety, together with other information in this prospectus supplement, the information and documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment.
Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose part or all of your investment. This prospectus supplement and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.
Risks Related to This Offering
Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Nyxoah.
Purchasers may experience immediate dilution in the book value per ordinary share of the ordinary shares purchased in the offering.
The ordinary shares represented by ordinary shares sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our ordinary shares will be substantially higher than the net tangible book value per ordinary share, and per each underlying ordinary share, prior to this offering. After giving effect to the sale of ordinary shares stock in the aggregate amount of $50.0 million at an assumed offering price of $5.67 per ordinary share, the last reported sale price of our ordinary shares on December 16, 2022 on The Nasdaq Global Market, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2022 would have been $150 million, or $4.33 per ordinary share. This represents an immediate increase in net tangible book value of approximately $0.39 per ordinary share to our existing shareholders and an immediate dilution in as adjusted net tangible book value of $1.34 per ordinary share to purchasers of ordinary shares in this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional of our ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell ordinary shares or other securities in any other offering at a price per ordinary share that is equal to or greater than the price per ordinary share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering. Further, the exercise of outstanding warrants could result in further dilution to investors and any additional ordinary shares issued in connection with acquisitions, should we choose to pursue any, will result in dilution to investors. In addition, the market price of our ordinary share could fall as a result of resales of any of these ordinary shares due to an increased number of ordinary shares available for sale in the market.
The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Cantor at any time throughout the term of the Sales Agreement. The number of shares that are sold by Cantor after delivering a placement notice will fluctuate based on the market price of our ordinary shares during the sales period and limits we set with Cantor. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
The common stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
Risks Related to our Business
Our business may become subject to economic, political, regulatory and other risks associated with international operations.
As a company based in Belgium, our business is subject to risks associated with conducting business internationally. Many of our suppliers and collaborative and clinical trial relationships are located outside the United States. Accordingly, our future results could be harmed by a variety of factors, including:
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economic weakness, including inflation, or political instability in particular non-U.S. economies and markets;

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differing and changing regulatory requirements for drug approvals in non-U.S. countries;

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differing jurisdictions could present different issues for securing, maintaining or obtaining freedom to operate in such jurisdictions;

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potentially reduced protection for intellectual property rights;

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difficulties in compliance with non-U.S. laws and regulations;

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changes in non-U.S. regulations and customs, tariffs and trade barriers;

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changes in non-U.S. currency exchange rates of the pound sterling, the euro and currency controls;

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changes in a specific country’s or region’s political or economic environment, including the implications of the United Kingdom’s withdrawal from the European Union;

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trade protection measures, import or export licensing requirements or other restrictive actions by U.S. or non-U.S. governments;

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differing reimbursement regimes and price controls in certain non-U.S. markets;

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compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

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workforce uncertainty in countries where labor unrest is more common than in the United States;

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difficulties associated with staffing and managing international operations, including differing labor relations;

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production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad;

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the potential for economic or political instability resulting from the recent conflict between Russian and Ukraine, including any impacts to energy prices or the supply chain;

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business interruptions resulting from geo-political actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires; and

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negative consequences from changes in tax laws.

For example, as of January 1, 2022, new tax regulations are in place in the United States. In order to fully comply with internal revenue requirements, R&D expenses can no longer be deducted when incurred but instead they will be capitalized only for tax purposes and they will be amortized over a five year period. Due to this regulation, for the nine-month period ended September 30, 2022, we had recorded an increase in current tax expense and current tax liability by €2.4 million and €2.5 million respectively, and also an increase in deferred tax asset and deferred tax income of €2.4 million and €2.2 million respectively. The deferred tax asset was recognized for that period because we expected that our U.S. subsidiary would be able to recover the deferred tax asset in the foreseeable future. However, in connection with our review of our financial statements for the fiscal year ended December 31, 2022, we will further review the recoverability of this deferred tax asset. Depending on the outcome of that review, we may determine to write off this deferred tax asset, in which case we would record a non-cash charge equal to the value of that asset for the fiscal year ended December 31, 2022.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference in this prospectus supplement include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and incorporated by reference in this prospectus supplement, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, titled “Business,” “Risk Factors,” and “Operating and Financial Review and Prospects,” as well as other sections in this prospectus supplement and the documents or reports incorporated by reference in this prospectus supplement, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:
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timing, progress, completion and results of clinical trials and our research and development programs;

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the timing or likelihood of regulatory filings and approvals;

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our reliance on the success of our Genio system;

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our ability to achieve and maintain adequate levels of coverage or reimbursement for procedures performed with our products and any future products we may seek to commercialize;

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the commercialization of our products;

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estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

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the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology;

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our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

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cost associated with defending intellectual property infringement, product liability and other claims;

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regulatory development in the U.S., Europe and other jurisdictions;

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the rate and degree of market acceptance of our products;

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our expectations about market trends;

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developments relating to our competitors and our industry, including competing products;

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our ability to accurately forecast customer demand and manage our inventory;

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our ability to effectively manage our anticipated growth;

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our ability to attract and retain qualified employees and key personnel;

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statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;

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the future trading price of the ordinary shares and impact of securities analysts’ reports on these prices;

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the impact on our business, financial condition and results of operations from the ongoing and global COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease in the U.S. or worldwide;

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our plans to remediate our material weakness; and

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other risks and uncertainties, including those listed under the caption “Risk Factors.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus supplement or in the documents incorporated by reference in this prospectus supplement, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section titled “Risk Factors” in this prospectus supplement, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus supplement and in our most recent Annual Report on Form 20-F, as revised or supplemented by our subsequent periodic reports filed under the Exchange Act, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.
In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS
We may issue and sell our ordinary shares having aggregate sale proceeds of up to $50.0 million from time to time. Because there is no minimum offering amount required to be sold in connection with this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We intend to use any net proceeds from the sale of securities under this prospectus supplement to (i) to advance the commercialization of the Genio system in our initial target markets outside the United States and for pre-commercialization and commercialization activities in the United States; (ii) to continue gathering clinical data and to support physician initiated clinical research projects related to OSA patient treatments; (iii) to further finance research and development activities related to the next generation of the Genio system and to continue to build a pipeline of new technologies and explore potential collaboration opportunities in the field of monitoring and diagnostics for OSA; and (iv) for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement for any purpose.

CAPITALIZATION
The following table presents our total capitalization and cash and cash equivalents as of September 30, 2022, on an actual and on an as adjusted basis after giving effect to the sale of our ordinary shares in the aggregate amount of $50.0 million at an assumed offering price of $5.67 per ordinary share, the last reported sale price of our ordinary shares on The Nasdaq Global Market on December 16, 2022, and after deducting commissions and estimated offering expenses payable by us. Out capitalization is derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus.
You should read the financial data in the following table in conjunction with our unaudited condensed consolidated financial statements, audited consolidated financial statements and related notes incorporated by reference into this prospectus.
	As of September 30, 2022
	(unaudited) (in thousands)
	Actual	As adjusted
Cash, cash equivalents and Financial assets	€115,382	€160,954
Capital and reserves:
Capital	€4,440	€6,005
Share premium	€228,275	€272,281
Share based payment reserves	€5,225	€5,225
Other comprehensive income	€188	€188
Retained loss	€(105,058)	€(105,058)
Total equity	€133,070	€178,642
Non-current debt:
Secured
Unsecured	€10,933	€10,933
Total non-current debt	€10,933	€10,933
Current debt:
Secured
Unsecured	€20,007	€20,007
Total current debt	€20,007	€20,007
Total debt	€31,000	€31,000
Total capitalization	€164,070	€209,642
The outstanding share information excludes:
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1,453,865 ordinary shares issuable upon exercise of warrants outstanding as of September 30, 2022 at a weighted average exercise price of €16.25 per ordinary share; and

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462,260 ordinary shares issuable upon exercise of warrants that are outstanding as of September 30, 2022 but not yet granted.

DILUTION
If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the price per ordinary share you pay in this offering and the net tangible book value per ordinary share immediately after this offering. As of September 30, 2022, our net tangible book value was $101.9 million, or $3.94 per ordinary share. Net tangible book value per ordinary share is equal to our total assets minus intangible assets and total liabilities, divided by 25,846,279, the total number of ordinary shares outstanding as of September 30, 2022.
After giving effect to the sale of our ordinary shares in the aggregate amount of $50.0 million at an assumed offering price of $5.67 per ordinary share, the last reported sale price of our ordinary shares on The Nasdaq Global Market on December 16, 2022, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been $150.0 million, or $4.33 per ordinary share. This would represent an immediate increase in net tangible book value of $0.39 per ordinary share to our existing shareholders and an immediate dilution in net tangible book value of $1.34 per ordinary share to new investors in this offering.
The following table illustrates this calculation on a per ordinary share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of ordinary shares sold and other terms of the offering determined at the time our ordinary shares are sold pursuant to this prospectus supplement. The ordinary shares sold in this offering, if any, will be sold from time to time at various prices.
Assumed public offering price per ordinary share		$5.67
Net tangible book value per ordinary share as of September 30, 2022	$3.94
Increase in net tangible book value per ordinary share attributable to the offering	$0.39
As adjusted net tangible book value per ordinary share after giving effect to the offering		$4.33
Dilution per ordinary share to new investors participating in the offering		$1.34
The number of our ordinary shares to be outstanding immediately after this offering is 31,846,279 which is based on 25,846,279 ordinary shares outstanding as of September 30, 2022 plus 6,000,000 ordinary shares, which is the maximum number of shares that our board of directors has approved for issuance in this offering. The number of shares outstanding excludes:
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1,453,865 ordinary shares issuable upon exercise of warrants outstanding as of September 30, 2022 at a weighted average exercise price of €16.25 per ordinary share; and

•
462,260 ordinary shares issuable upon exercise of warrants that are outstanding as of September 30, 2022 but not yet granted.

To the extent that outstanding warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

MATERIAL UNITED STATES FEDERAL INCOME AND BELGIAN TAX CONSIDERATIONS
Certain Material U.S. Federal Income Tax Considerations to U.S. Holders
The following is a summary of certain material U.S. federal income tax considerations relating to ownership and disposition of ordinary shares by a U.S. holder (as defined below) that is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code; existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder, administrative and judicial interpretations thereof; and the income tax treaty between Belgium and the United States in each case as of and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a contrary or different position concerning the tax consequences of ownership and disposition of the ordinary shares or that such a position would not be sustained. Holders should consult their own tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning, and disposing of the ordinary shares in their particular circumstances.
This summary addresses only the U.S. federal income tax considerations for U.S. holders of our ordinary shares and that will hold such ordinary shares as capital assets for U.S. federal income tax purposes. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder. This summary does not address all tax considerations that may be applicable to a holder of ordinary shares that may be subject to special tax rules including, without limitation, the following:
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banks, financial institutions or insurance companies;

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brokers, dealers or traders in securities, currencies, commodities, or notional principal contracts;

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tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code (as defined below), respectively;

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real estate investment trusts, regulated investment companies or grantor trusts;

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persons that hold the ordinary shares as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

•
partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities (including S Corporations), or persons that will hold the ordinary shares through such an entity;

•
persons that received our ordinary shares as compensation for the performance of services;

•
certain former citizens or long-term residents of the United States;

•
holders that own directly, indirectly, or through attribution 10% or more of the voting power or value of our ordinary shares; and

•
holders that have a “functional currency” for U.S. federal income tax purposes other than the U.S. dollar.

Further, this summary does not address the U.S. federal estate, gift, or alternative minimum tax considerations, or any U.S. state, local, or non-U.S. tax considerations of the ownership and disposition of the ordinary shares.
If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds ordinary shares, the U.S. federal income tax consequences relating to an investment in our ordinary shares will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax considerations of owning and disposing of our ordinary shares in its particular circumstances.
For the purposes of this summary, a “U.S. holder” is a beneficial owner of ordinary shares that is (or is treated as), for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

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a corporation, or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

As indicated below, this discussion is subject to U.S. federal income tax rules applicable to a “passive foreign investment company” (a “PFIC”).
This discussion is for informational purposes only, and is not tax advice. Persons considering an investment in our ordinary shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to ownership and disposition of our ordinary shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.
Distributions.   Although we do not currently plan to pay dividends, and subject to the discussion under “— Passive Foreign Investment Company Considerations” below, the gross amount of any distribution (before reduction for any amounts withheld in respect of Belgian withholding tax) actually or constructively received by a U.S. holder with respect to ordinary shares will be taxable to the U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in the ordinary shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as either long-term or short-term capital gain depending upon whether the U.S. holder has held the ordinary shares for more than one year as of the time such distribution is received. However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. Non-corporate U.S. holders may qualify for the preferential rates of taxation with respect to dividends on ordinary shares applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) and applicable to qualified dividend income (as discussed below) if we are a “qualified foreign corporation” and certain other requirements (discussed below) are satisfied. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ordinary shares which are readily tradable on an established securities market in the United States. The ordinary shares are listed on the Nasdaq Global Select Market, or Nasdaq, which is an established securities market in the United States, and we expect the ordinary shares to be readily tradable on Nasdaq. However, there can be no assurance that the ordinary shares will be considered readily tradable on an established securities market in the United States in later years. We are incorporated under the laws of Belgium, and we believe that we qualify as a resident of Belgium for purposes of, and are eligible for the benefits of, The Convention between the Government of the United States of America and the Government of the Kingdom of Belgium for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, signed on November 27, 2006, or the U.S.-Belgium Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Belgium Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Therefore, subject to the discussion under “— Passive Foreign Investment Company Considerations” below, such dividends will generally be “qualified dividend income” in the hands of individual U.S. holders, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are satisfied. The dividends will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.

A U.S. holder generally may claim the amount of any Belgian withholding tax as either a deduction from gross income or a credit against U.S. federal income tax liability. However, the foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis. Generally, the credit cannot exceed the same proportion of a U.S. holder’s U.S. federal income tax liability which such U.S. holder’s “foreign source” taxable income bears to such U.S. holder’s worldwide taxable income. In applying this limitation, a U.S. holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. The amount of a distribution with respect to the ordinary shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Belgian income tax purposes, potentially resulting in a reduced foreign tax credit for the U.S. holder. Furthermore, Belgian income taxes that are withheld in excess of the rate applicable under the U.S.-Belgium Tax Treaty or that are refundable under Belgian law will not be eligible for credit against a U.S. holder’s federal income tax liability. Each U.S. holder should consult its own tax advisors regarding the foreign tax credit rules.
In general, the amount of a distribution paid to a U.S. holder in a foreign currency will be the dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the U.S. holder receives the distribution, regardless of whether the foreign currency is converted into U.S. dollars at that time. Any foreign currency gain or loss a U.S. holder realizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If dividends received in a foreign currency are converted into U.S. dollars on the day they are received, a U.S. holder should not be required to recognize foreign currency gain or loss in respect of the dividend.
Sale, Exchange or Other Taxable Disposition of the Ordinary Shares.   A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of ordinary shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder’s tax basis for those ordinary shares. Subject to the discussion under “— Passive Foreign Investment Company Considerations” below, this gain or loss will generally be a capital gain or loss. The adjusted tax basis in the ordinary shares generally will be equal to the cost of such ordinary shares. Capital gain from the sale, exchange or other taxable disposition of ordinary shares of a non-corporate U.S. holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. holder’s holding period determined at the time of such sale, exchange or other taxable disposition for such ordinary shares exceeds one year (i.e., such gain is a long-term capital gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations. Any such gain or loss that a U.S. holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.
For a cash basis taxpayer, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such a purchase or sale. An accrual basis taxpayer, however, may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of the ordinary shares that are traded on an established securities market, provided the election is applied consistently from year to year. Such election may not be changed without the consent of the IRS. For an accrual basis taxpayer that does not make such an election, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the trade date of the purchase or sale. Such an accrual basis taxpayer may recognize exchange gain or loss based on currency fluctuations between the trade date and the settlement date. Any foreign currency gain or loss a U.S. holder realizes will be U.S. source ordinary income or loss.
Net Investment Income Tax.   Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of ordinary shares. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Net Investment Income tax to its income and gains in respect of its investment in the ordinary shares.
Passive Foreign Investment Company Considerations.   If we are a PFIC for any taxable year, a U.S. holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.
A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of its subsidiaries, either: (i) at least 75% of its gross income is “passive income” or (ii) at least 50% of the average quarterly value of its total gross assets, for which purpose, assuming we are treated as a publicly traded company pursuant to Section 1297(e)(3) of the Code, the total value of our assets may be determined in part by reference to the market value of its ordinary shares, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of  “passive income.”
Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of cash, including the funds raised in offerings of the ordinary shares. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income for purposes of the PFIC tests. If we are classified as a PFIC for any year with respect to which a U.S. holder owns ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns ordinary shares, regardless of whether we continue to meet the tests described above.
Whether we are a PFIC for any taxable year will depend on the composition of our income and the projected composition and estimated fair market values of our assets in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for any taxable year. The market value of our assets is generally determined in large part by reference to the market price of the ordinary shares, which is likely to fluctuate. Based on the foregoing, with respect to our 2022 taxable year, we do not anticipate that we will be a PFIC based upon the expected value of our assets, including any goodwill, and the expected composition of our income and assets, however, as previously mentioned, we cannot provide any assurances regarding our PFIC status for the current or future taxable years. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for the current or any future taxable year.
If we are a PFIC for any taxable year, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for the ordinary shares) and (b) any gain realized on the sale or other disposition of the ordinary shares. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “— Distributions.”
If we are a PFIC for any year during which a U.S. holder holds our ordinary shares, we must generally continue to be treated as a PFIC by that U.S. holder for all succeeding years during which the U.S. holder holds our ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. holder makes a “deemed sale” election with respect to our ordinary shares. If such election is made, the U.S. holder will be deemed to have sold our ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences applicable to sales of PFIC shares described above. After the deemed sale election, the U.S. holder’s ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

Certain elections exist that would result in an alternative treatment (such as mark-to-market treatment) of the ordinary shares. If a U.S. holder makes the mark-to-market election, the U.S. holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. holder makes the election, the U.S. holder’s tax basis in the ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). The mark-to-market election is available only if we are a PFIC and our ordinary shares are “regularly traded” on a “qualified exchange.” Our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of our ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement as disregarded). Nasdaq is a qualified exchange for this purpose and, consequently, if our ordinary shares are regularly traded, the mark-to-market election will be available to a U.S. holder. However, even if a U.S. holder validly makes a mark-to-market election with respect to our ordinary shares, the U.S. holder may continue to be subject to PFIC rules (described above) with respect to its indirect interest in any of our investments that are lower-tier PFICs (as defined below). In addition, it is possible that a mark-to-market election in our ordinary shares may result in a U.S. holder being taxed on the earnings and profits of a lower-tier PFIC that will result in a double counting of the same income.
The tax consequences that would apply if we were a PFIC would also be different from those described above if a U.S. holder were able to make a valid “qualified electing fund,” or QEF, election. However, we do not currently intend to provide the information necessary for U.S. holders to make a QEF election if we were treated as a PFIC for any taxable year and prospective investors should assume that a QEF election will not be available. U.S. holders should consult their tax advisors to determine whether any of these above elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.
If we are determined to be a PFIC, the general tax treatment for U.S. holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. holders in respect of any of our subsidiaries that also may be determined to be PFICs (“lower-tier PFICs”).
If a U.S. holder owns ordinary shares during any taxable year in which we are a PFIC, the U.S. holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company and any lower-tier PFICs, generally with the U.S. holder’s federal income tax return for that year. If our company were a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.
The U.S. federal income tax rules relating to PFICs are complex. Prospective U.S. investors are urged to consult their own tax advisers with respect to ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to our ordinary shares and the IRS information reporting obligations with respect to ownership and disposition of the ordinary shares.
Backup Withholding and Information Reporting.   U.S. holders generally will be subject to information reporting requirements with respect to dividends on ordinary shares and on the proceeds from the sale, exchange or disposition of ordinary shares that are paid within the United States or through U.S.-related financial intermediaries, unless the U.S. holder is an “exempt recipient.” In addition, U.S. holders may be subject to backup withholding on such payments, unless the U.S. holder provides a correct taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign Asset Reporting.   Certain U.S. holders who are individuals and certain entities controlled by individuals may be required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ordinary shares.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.
Material Belgian Tax Consequences
The paragraphs below present a summary of certain Belgian federal income tax consequences of the ownership and disposal of ordinary shares by an investor that acquires such ordinary shares in connection with this offering. The summary does not address the tax consequences of other securities described in this prospectus and is based on laws, treaties and regulatory interpretations in effect in Belgium on the date of this prospectus, all of which are subject to change, including changes that could have retroactive effect. Investors should appreciate that, as a result of evolutions in law or practice, the eventual tax consequences may be different from what is stated below. The tax legislation of the investor’s country of residence may have an impact on the income received from the ordinary shares.
This summary only discusses Belgian tax aspects which are relevant to U.S. holders of ordinary shares (i.e. Belgian non-residents as described below). This summary does not address Belgian tax aspects which are relevant to persons who are tax resident in Belgium or who avail of a permanent establishment or a fixed base in Belgium to which the ordinary shares are effectively connected.
This summary does not purport to address all tax consequences of the investment in, ownership in and disposal of the ordinary shares, and does not take into account the specific circumstances of particular investors, some of which may be subject to special rules, or the tax laws of any country other than Belgium. This summary does not describe the tax treatment of investors that are subject to special rules, such as pension funds, banks, insurance companies, collective investment undertakings, dealers in securities or currencies, persons that hold, or will hold, ordinary shares as a position in a straddle, share repurchase transaction, conversion transactions, synthetic security or other integrated financial transactions. This summary does not address the tax regime applicable to ordinary shares held by Belgian tax residents through a fixed basis or a permanent establishment situated outside Belgium. This summary does in principle not address the local taxes that may be due in connection with an investment in the ordinary shares.
For purposes of this summary, a Belgian resident is an individual subject to Belgian personal income tax (i.e. an individual who is domiciled in Belgium or has his seat of wealth in Belgium or a person assimilated to a resident for purposes of Belgian tax law), a company subject to Belgian corporate income tax (i.e. a corporate entity that has its statutory seat in Belgium (unless it can be demonstrated that the tax residence of the company is situated in another State than Belgium), or a corporate entity that has its main establishment, its administrative seat or seat of management in Belgium), an Organization for Financing Pensions subject to Belgian corporate income tax (i.e. a Belgian pension fund incorporated under the form of an Organization for Financing Pensions), or a legal entity subject to Belgian income tax on legal entities (i.e. a legal entity other than a company subject to Belgian corporate income tax, that has its statutory seat, its main establishment, its administrative seat or seat of management in Belgium). A non-resident is any person that is not a Belgian resident.
Investors should consult their own advisers regarding the tax consequences of an investment in the ordinary shares in the light of their particular circumstances, including the effect of any state, local or other national laws.
Belgian taxation of dividends on ordinary shares
Dividend withholding tax
For Belgian income tax purposes, the gross amount of all benefits paid on or attributed to ordinary shares is generally treated as a dividend distribution. By way of exception, the repayment of capital carried out in accordance with the Belgian Companies and Associations Code is not treated as a dividend distribution to the extent that such repayment is imputed to the fiscal capital. This fiscal capital includes, in principle, the actual paid-up statutory share capital and, subject to certain conditions, the paid-up issuance premiums and the cash amounts subscribed to at the time of the issue of profit sharing certificates. However, for a repayment of capital decided upon by the shareholder’s meeting since 1 January 2018 and which is carried out in accordance with the Belgian Companies and Associations Code, the amount of the capital reduction will be deemed to be derived proportionally (a) from the fiscal capital of the company, on the one hand and (b) on the other hand, from the total of (i) certain taxed reserves incorporated in the capital of the company, (ii) certain taxed reserves not incorporated into the capital of the company and (iii) certain untaxed reserves incorporated into the capital of the company (it being understood that the imputation of the capital reduction on these different categories of reserves will be made in that order of priority). The part of the capital reduction that is deemed to be derived from the abovementioned taxed and untaxed reserves will be treated as a dividend distribution from a tax perspective and be subject to Belgian withholding tax, if applicable. The part of the capital reduction that is deemed to derive from the abovementioned untaxed reserves may additionally give rise to a corporate income tax charge at the level of the company.
Belgian withholding tax of 30% is normally levied on dividends, subject to such relief as may be available under applicable domestic or tax treaty provisions.
In case of redemption of the ordinary shares, the redemption gain (i.e. the redemption proceeds after deduction of the portion of fiscal capital represented by the redeemed ordinary shares) will be treated as a dividend subject to a Belgian withholding tax of 30%, subject to such relief as may be available under applicable domestic or tax treaty provisions. No withholding tax will be triggered if such redemption is carried out on Euronext or a similar stock exchange and meets certain conditions.
In case of liquidation of the company, the liquidation gain (i.e. the amount distributed in excess of the fiscal capital) will in principle be subject to Belgian withholding tax at a rate of 30%, subject to such relief as may be available under applicable domestic or tax treaty provisions.
Non-resident income tax
For non-resident individuals and companies, the dividend withholding tax will in principle be the only tax on dividends in Belgium, unless the non-resident holds the ordinary shares in connection with the exercise of a professional activity, with a business conducted in Belgium through a fixed base in Belgium or a Belgian permanent establishment to which the ordinary shares are effectively connected.
Relief of Belgian dividend withholding tax
Dividends distributed to non-resident individuals who do not use the ordinary shares in the exercise of a professional activity, may be eligible for the tax exemption with respect to ordinary dividends in an amount of up to €800 (amount applicable for income year 2022) per year and per taxpayer. For the avoidance of doubt, all dividends paid or attributed to such non-resident individual (and hence not only dividends paid or attributed on the ordinary shares) are taken into account to assess whether said maximum amount is reached. Consequently, if Belgian withholding tax has been levied on dividends paid or attributed to the ordinary shares, such non-resident individual may request in its Belgian non-resident income tax return that any Belgian withholding tax levied on dividends up to the amount of €800 (amount applicable for income year 2022) be credited and, as the case may be, reimbursed. However, if no Belgian non-resident income tax return has to be filed by the non-resident individual, any Belgian withholding tax levied on such an amount could in principle be reclaimed by filing a request thereto addressed to the general advisor of the foreign affairs department of the FPS Finance (adviseur-generaal van het Centrum Buitenland/conseiller général du Centre Etrangers). Such a request has to be made at the latest on 31 December of the calendar year following the calendar year in which the relevant dividend(s) have been received, together with an affidavit confirming the non-resident individual status and certain other formalities which are determined in Article 206/1 of the Belgian Royal Decree implementing the Belgian Income Tax Code.
Dividends distributed to non-resident qualifying parent companies established in a Member State of the EU or in a country with which Belgium has concluded a double tax treaty that includes a qualifying exchange of information clause, will, under certain conditions, be exempt from Belgian withholding tax provided that the ordinary shares held by the non-resident company, upon payment or attribution of the dividends, amount to at least 10% of the share capital of the company and such minimum participation is held or will be held during an uninterrupted period of at least one year. A non-resident company qualifies as a parent company provided that (i) for companies established in a Member State of the EU, it has a legal form as listed in the annex to the EU Parent-Subsidiary Directive, as amended from time to time, or, for companies established in a country with which Belgium has concluded a qualifying double tax treaty, it has a legal form similar to the ones listed in such annex; (ii) it is considered to be a tax resident according to the tax laws of the country where it is established and the double tax treaties concluded between such country and third countries; and (iii) it is subject to corporate income tax or a similar tax without benefiting from a tax regime that derogates from the ordinary tax regime. In order to benefit from this exemption, the non-resident company must provide the company or its paying agent with a certificate confirming its qualifying status and the fact that it meets the required conditions.
If the non-resident company holds a minimum participation for less than one year at the time the dividends are attributed to the ordinary shares, the company must levy the withholding tax but does not need to transfer it to the Belgian Treasury provided that the non-resident company provides the company or its paying agent with a certificate confirming, in addition to its qualifying status, the date as of which it has held the minimum participation, and its commitment to hold the minimum participation for an uninterrupted period of at least one year. The non-resident company must also inform the company or its paying agent when the one-year period has expired or if its shareholding drops below 10% of the company’s share capital before the end of the one-year holding period. Upon satisfying the one-year holding requirement, the dividend withholding tax which was temporarily withheld, will be refunded to the non-resident company.
Please note that the above withholding tax exemption will not be applicable to dividends which are connected to an arrangement or a series of arrangements (rechtshandeling of geheel van rechtshandelingen/acte juridique ou un ensemble d’actes juridiques) for which the Belgian tax administration, taking into account all relevant facts and circumstances, has proven, unless evidence to the contrary, that this arrangement or this series of arrangements is not genuine (kunstmatig/non authentique) and has been put in place for the main purpose or one of the main purposes of obtaining the dividend received deduction, the above dividend withholding tax exemption or one of the advantages of the Parent-Subsidiary Directive in another EU Member State. An arrangement or a series of arrangements is regarded as not genuine to the extent that they are not put into place for valid commercial reasons which reflect economic reality.
Dividends distributed by a Belgian company to non-resident companies on a share participation of less than 10% will under certain conditions be subject to an exemption from withholding tax, provided that the non-resident companies (i) are either established in another Member State of the EEA or in a country with which Belgium has concluded a double tax treaty, where that treaty, or any other treaty concluded between Belgium and that jurisdiction, includes a qualifying exchange of information clause; (ii) have a legal form as listed in Annex I, Part A to the Parent-Subsidiary Directive as amended from time to time, or a legal form similar to the legal forms listed in the aforementioned annex and which is governed by the laws of another Member State of the EEA or a similar legal form in a country with which Belgium has concluded a double tax treaty; (iii) hold a share participation, upon payment or attribution of the dividends, of less than 10% of the company’s share capital but with an acquisition value of at least €2,500,000; (iv) hold or will hold the ordinary shares which give rise to the dividends in full legal ownership during an uninterrupted period of at least one year; and (v) are subject to the corporate income tax or a tax regime similar to the corporate income tax without benefiting from a tax regime which deviates from the ordinary regime. The exemption from withholding tax is only applied to the extent that the Belgian withholding tax, which would be applicable absent the exemption, could not be credited nor reimbursed at the level of the qualifying, dividend receiving, company. The non-resident company must provide the company or its paying agent with a certificate confirming, in addition to its full name, legal form, address and fiscal identification number (if applicable), its qualifying status and the fact that it meets the required conditions mentioned under (i) to (v) above, and indicating to which extent the withholding tax, which would be applicable absent the exemption, is in principle creditable or reimbursable on the basis of the law as applicable on 31 December of the year preceding the year during which the dividend is paid or attributed.
Under the tax treaty concluded between Belgium and the U.S. (the “U.S.-Belgium Tax Treaty”), there is a reduced Belgian withholding tax rate of 15% on dividends paid by the company to a U.S. resident which beneficially owns the dividends and is entitled to claim the benefits of the U.S.-Belgium Tax Treaty under the limitation of benefits article included in the U.S.-Belgium Tax Treaty (“Qualifying Holders”).If such Qualifying Holder is a company that owns directly at least 10% of the company’s voting stock, the Belgian withholding tax rate is further reduced to 5%.
No withholding tax is however applicable if the Qualifying Holder, is either of the following:
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a company that is a resident of the United States that has owned directly ordinary shares representing at least 10% of the company’s capital for a twelve-month period ending on the date the dividend is declared, or

•
a pension fund that is a resident of the United States, provided that such dividends are not derived from the carrying on of a business by the pension fund or through an associated enterprise.

Under the normal procedure, the company or its paying agent must withhold the full Belgian withholding tax, without taking into account the reduced U.S.-Belgium Tax Treaty rate. Qualifying Holders may then make a claim for reimbursement for amounts withheld in excess of the rate defined by the U.S.-Belgium Tax Treaty. The reimbursement form (Form 276Div-Aut.) is available online. The reimbursement form is to be sent to the Belgian tax administration as soon as possible and in each case within a term of five years starting from the first of January of the year the withholding tax was paid to the Belgian Treasury.
Qualifying Holders may also, subject to certain conditions, obtain the reduced U.S.-Belgium Tax Treaty rate at source. Qualifying Holders should deliver a duly completed Form 276 Div-Aut. no later than ten days after the date on which the dividend has been paid or attributed (whichever comes first).
Prospective holders of ordinary shares should consult their own tax advisers to determine whether they qualify for a reduction in withholding tax upon payment or attribution of dividends, and, if so, to understand the procedural requirements for obtaining a reduced withholding tax upon the payment of dividends or for making claims for reimbursement.
Capital gains and losses
Pursuant to the U.S.-Belgium Tax Treaty, capital gains and/or losses realized by a Qualifying Holder that has not held the ordinary shares in connection with a professional activity or with a business conducted in Belgium through a fixed base or permanent establishment in Belgium from the sale, exchange or other disposition of ordinary shares are exempt from tax in Belgium.
Capital gains realized on the ordinary shares by a non-resident individual that is not a Qualifying Holder and that has not held the ordinary shares in connection with a professional activity or with a business conducted in Belgium through a fixed base in Belgium are in principle not subject to taxation in Belgium, unless in the following cases:
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the gains are deemed to be realized outside the scope of the normal management of the individual’s private estate. In such case, the capital gains have to be reported in a non-resident tax return for the income year during which the gain has been realized and will be taxable in Belgium; or

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the gains originate from the disposal of (part of) a substantial participation in a Belgian company (being a participation representing more than 25% of the share capital of the company at any time during the last five years prior to the disposal) to a non-resident company (or a body constituted in a similar legal form), to a foreign State (or one of its political subdivisions or local authorities) or to a non-resident legal entity, each time established outside of the European Economic Area. Then, the realized capital gains will give rise to a 16.5% tax (plus local surcharges).

Capital gains realized on ordinary shares by a corporate holder who is not a Qualifying Holder are generally not subject to taxation in Belgium unless such holder is acting through a Belgian permanent establishment or a fixed place in Belgium to which the ordinary shares are effectively connected (in which case a 25% or 0% tax on the capital gain may apply, depending on the particular circumstances, taking into account that different rates may apply if the establishment qualifies as a small enterprise). Capital losses are generally not tax deductible.

Capital gains realized by Belgian non-residents upon the redemption of the ordinary shares or upon the liquidation of the company will generally be taxable as a dividend (see above).
Tax on stock exchange transactions
The purchase and the sale and any other acquisition or transfer for consideration of the ordinary shares (secondary market transactions) is subject to the tax on stock exchange transactions as mentioned in articles 120 and following the Belgian Code of 2 March 1927 on miscellaneous duties and taxes (wetboek van 2 maart 1927 diverse rechten en taksen/Code du 2 mars 1927 des droits et taxes divers ( the CMDT)) (hereafter referred to as the Tax on Stock Exchange Transactions) if (i) it is executed in Belgium through a professional intermediary, or (ii) deemed to be executed in Belgium, which is the case if the order is directly or indirectly made to a professional intermediary established outside of Belgium, either by private individuals with habitual residence in Belgium, or legal entities for the account of their seat or establishment in Belgium (both, a Belgian Investor). No Tax on Stock Exchange Transactions is due on the issuance of ordinary shares (i.e. primary market transactions).
The Tax on Stock Exchange Transactions is levied at a rate of 0.35% of the purchase price. This tax is however limited to a maximum of €1,600 per transaction and per party.
The tax is due separately by each party to the transaction, i.e. the seller (transferor) and the purchaser (transferee), and is generally collected by the professional intermediary.
Non-residents who purchase or otherwise acquire or transfer, for consideration, ordinary shares in Belgium for their own account through a professional intermediary established in Belgium may be exempt from the tax on stock exchange transactions if they deliver a sworn affidavit to such intermediary confirming their non-resident status, unless they would be considered to have their habitual abode (for individuals) or their seat or establishment (for legal entities) in Belgium.
Belgian annual tax on securities accounts
The Belgian Act of 17 February 2021 has introduced an annual tax on securities accounts which entered into force on 26 February 2021.
The annual tax on securities accounts is a subscription tax, levied on securities accounts and not on the holders thereof. A securities account is defined as an account on which financial instruments can be credited and debited.
The tax applies to (a.o.) securities accounts held by non-Belgian residents (both natural persons and legal persons), if the securities account is held in Belgium. The tax applies to securities accounts held both in Belgium and abroad when the account holder is a Belgian resident or when the account forms part of the assets of a Belgian establishment of a non-Belgian resident.
The annual tax on securities accounts is applicable to securities accounts of which the average value of the assets amounts to more than EUR 1,000,000 during the reference period. In principle, this reference period starts on 1 October and ends on 30 September of the following year. The aforementioned threshold is assessed on the average value of the assets in the securities account at reference points within the reference period (in principle 31 December, 31 March, 30 June and 30 September). The threshold is assessed per securities account and not per account holder.
The applicable tax rate is 0.15%, which is levied on the average value of the assets held in the relevant securities account. It is however limited to 10% of the difference between the average value and the threshold of EUR 1,000,000.
The annual tax on securities accounts is in principle withheld, reported and paid by the Belgian intermediary. A financial intermediary is defined as (i) the National Bank of Belgium, the European Central Bank and foreign central banks performing similar functions, (ii) a central securities depository included in article 198/1, §6, 12° of the Belgian Income Tax Code, (iii) a credit institution or a stockbroking firm as defined by article 1, §3 of the Belgian Act of 25 April 2014 on the status and supervision of credit institutions and investment companies and (vi) the investment companies as defined by article 3, §1 of the

Belgian Act of 25 October 2016 on access to the activity of investment services and on the legal status and supervision of portfolio management and investment advice companies, which are, pursuant to national law, admitted to hold financial instruments for the account of customers.
If the intermediary is established outside of Belgium, the tax must in principle be reported and paid by the account holder, unless the account holder can demonstrate that the tax has already been reported and paid by an intermediary. Intermediaries established outside of Belgium can appoint a representative in Belgium (the “Annual Tax on Securities Accounts Representative”), which will be liable for reporting and paying the tax in respect of securities accounts in scope of the tax that are managed by such intermediaries. If the Annual Tax on Securities Accounts Representative would have reported and paid the tax, the relevant account holder will, as per the above, no longer be obliged to pay the tax.
The annual tax on securities accounts is however not applicable on securities accounts held by certain categories of account holders active in the financial or fund sector, as listed in the law (e.g. credit institutions, insurance companies, investment companies, and certain collective investment undertakings). These exemptions do however not apply if a non-qualifying third party has a direct or indirect claim on the value of the securities account.
Prospective investors are strongly advised to seek their own professional advice in relation to the possible impact of the new annual tax on securities accounts on their own personal tax position
The proposed Financial Transaction Tax
On 14 February 2013, the European Commission adopted a Draft Directive implementing enhanced cooperation in the area of financial transaction tax in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the Participating Member States). However, on 16 March 2016 Estonia formally withdrew from the group of states willing to introduce the FTT.
The proposed FTT has a very broad scope and could, if introduced in its current form, apply to certain dealings in the ordinary shares in certain circumstances. It is a tax on derivatives transactions (such as hedging activities) as well as on securities transactions, i.e. it applies to trading in instruments such as shares and bonds. The initial issue of instruments is exempt from financial transaction tax in the current Draft Directive. This means that the issuance and subscription of the Shares should not become subject to financial transaction tax. The target date of 30 June 2016, for expected full agreement on a proposed FTT, mentioned in a statement dated 3 June 2016, has not been met and there is no specification available of a new target adoption date.
Under current proposals the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the ordinary shares where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.
As a result, investors may be faced with additional transaction costs if the FTT is introduced in its current form. The rate for financial instruments is a minimum of 0.1% of the purchase price (or market value if greater). Nevertheless, the effective rate will be higher as each financial institution party is separately liable for the tax, so transactions between two financial institutions will be taxed twice.
The Draft Directive provides that the Participating Member States shall not maintain or introduce taxes on financial transactions other than the FTT (or VAT as provided in the Council Directive 2006/ 112/EC of 28 November 2006 on the common system of value added tax). As a consequence, Belgium should abolish the Tax on Stock Exchange Transactions once the FTT enters into force.
The FTT proposal remains subject to negotiation between the participating Member States. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional Member States may decide to participate. Prospective investors are strongly advised to seek their own professional advice in relation to the FTT.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with Cantor under which we may issue and sell our ordinary shares having an aggregate gross sales price of up to $50.0 million from time to time through or to Cantor acting as sales agent or principal. The Sales Agreement has been filed as an exhibit to our registration statement on Form F-3 of which this prospectus supplement forms a part.
Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor may sell our ordinary shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Global Market or any other existing trading market for our ordinary shares, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. We may instruct Cantor not to sell ordinary shares if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of ordinary shares upon notice and subject to other conditions.
We will pay Cantor commissions, in cash, for its services in acting as agent in the sale of our ordinary shares. Cantor will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $70,000. Additionally, pursuant to the terms of the Sales Agreement, we agreed to reimburse Cantor for the documented fees and costs of its legal counsel reasonably incurred in connection with Cantor’s ongoing diligence arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $15,000 per calendar quarter. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to Cantor under the terms of the Sales Agreement, will be approximately $425,000.
Settlement for sales of our ordinary shares will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon.
Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the ordinary shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the ordinary shares on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor (and its partners, members, directors, officers, employees and agents) against certain civil liabilities, including liabilities under the Securities Act.
The offering of our ordinary shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor may each terminate the Sales Agreement at any time upon ten days’ prior notice.
Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus.
This prospectus in electronic format may be made available on a website maintained by Cantor, and Cantor may distribute this prospectus electronically.

LEGAL MATTERS
The validity of our ordinary shares and certain matters governed by Belgian law will be passed on for us by NautaDutilh BV/SRL. Certain matters of U.S. federal law will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Cantor Fitzgerald & Co. is being represented in connection with this offering by Latham & Watkins, LLP.
EXPERTS
The consolidated financial statements of Nyxoah SA appearing in Nyxoah’s Annual Report on Form 20-F for the year ended December 31, 2021, have been audited by EY Réviseurs d’Entreprises / EY Bedrijfsrevisoren SRL/BV, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The business address of EY Réviseurs d’Entreprises / EY Bedrijfsrevisoren SRL/BV is De Kleetlaan 2, 1831 Machelen, Belgium.
ENFORCEMENT OF JUDGMENTS
We are a corporation organized under the laws of Belgium. The majority of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. Accordingly, it may be difficult for investors. Accordingly, it may be difficult for investors to:
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obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

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to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

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to bring an original action in a Belgian court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

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to enforce against us or our directors in non-U.S. courts, including Belgian courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

In addition, The United States currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the recognition and enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium, unless (in addition to compliance with certain technical provisions) the Belgian courts are satisfied of the following.
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The effect of the recognition or enforcement of judgment is not manifestly incompatible with (Belgian) public order.

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The judgment did not violate the rights of the defendant.

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The judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law.

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The judgment is not subject to further recourse under U.S. law.

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The judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be recognized in Belgium.

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The claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same subject and is still pending.

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The Belgian courts did not have exclusive jurisdiction to rule on the matter.

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The U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of goods not direct linked to the dispute in the United States.

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The judgment did not concern the deposit or validity of intellectual property rights when the deposit or registration of those intellectual property rights was requested, done or should have been done in Belgium pursuant to international treaties.

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The judgment did not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court.

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If the judgment relates to the opening, progress or closure of insolvency proceedings, it is rendered on the basis of the European Insolvency Regulation (EC Regulation No. 1346/2000 of May 29, 2000) or, if not, that (a) a decision in the principal proceedings is taken by a judge in the state where the most important establishment of the debtor was located or (b) a decision in territorial proceedings was taken by a judge in the state where the debtor had another establishment than its most important establishment.

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The judgment submitted to the Belgian court is authentic under the laws of the state where the judgment was issued; in case of a default judgment, it can be shown that under locally applicable laws the invitation to appear in court was properly served on the defendant; a document can be produced showing that the judgment is, under the rules of the state where it was issued, enforceable and was properly served on the defendant.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file Annual Reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus supplement forms a part. Statements in this prospectus supplement or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.nyxoah.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus supplement. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:
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our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 24, 2022;

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our Reports on Form 6-K furnished to the SEC on March 17, 2022, March 24, 2022, May 6, 2022, May 10, 2022, June 2, 2022, July 11, 2022, July 19, 2022, August 2, 2022, August 8, 2022, October 24, 2022 and November 8, 2022; and

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the description of ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on June 28, 2021, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement or any accompanying prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Nyxoah SA
Rue Edouard Belin 12
B-1435 Mont-Saint-Guibert
Belgium
You may also access these documents on our website, www.nyxoah.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Up to $50,000,000
Ordinary Shares

PROSPECTUS SUPPLEMENT

Cantor
, 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 6.   Indemnification of Directors and Officers.
Under Belgian law, the directors of a company may be liable for damages to our company in case of improper performance of their duties. Our directors may be liable to our company and to third parties for infringement of our articles of association or Belgian company law. Under certain circumstances, directors may be criminally liable. We maintain liability insurance for the benefit of our directors and members of our executive management team, including insurance against liability under the Securities Act of 1933.
Certain of our non-employee directors may, through their relationships with their employers or partnerships, be insured and/or indemnified against certain liabilities in their capacity as members of our board of directors.
In the underwriting agreement, the form of which is filed as Exhibit 1.1 to this registration statement, the underwriters will agree to indemnify, under certain conditions, us, the members of our board of directors and persons who control our company within the meaning of the Securities Act against certain liabilities, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.
Item 9.   Exhibits.
The following exhibits are filed with this registration statement or are incorporated herein by reference.
Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
1.1*	Form of Underwriting Agreement.
1.2	Sales Agreement, dated as of December 22, 2022 by and between the registrant and Cantor Fitzgerald & Co.	X
4.1	Articles of Association of Nyxoah SA (English Translation)		F-1 (Exhibit 4.1)	06/10/2021	333-257000
4.2*	Form of Senior Debt Security
4.3*	Form of Subordinated Debt Security
4.4	Form of Senior Indenture	X
4.5	Form of Subordinated Indenture	X
4.6*	Form of Warrant Agreement and Warrant Certificate
4.7*	Form of Rights Agreement and Right Certificate
4.8*	Form of Unit Agreement and Unit
5.1	Opinion of NautaDutilh BV/SRL	X
5.2	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
23.1	Consent of EY Réviseurs d’Entreprises / EY Bedrijfsrevisoren SRL/BV, independent registered public accounting firm	X
23.2	Consent of NautaDutilh BV/SRL (included in the opinion filed as Exhibit 5.1)	X
23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.2)	X
24.1	Powers of Attorney (included on the signature page of this registration statement).	X
25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939
107	Filing Fee Table	X

*
To be subsequently filed, if applicable, by an amendment to this registration statement or by a Report on Form 6-K

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939

Item 10.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item *.A. of Form 20 F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(7)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(9)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 22, 2022 in the City of Mont-Saint-Guibert, Belgium.
NYXOAH SA
By:
/s/ Olivier Taelman

Name:
Olivier Taelman

Title:
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Nyxoah SA hereby severally constitute and appoint Olivier Taelman and Loic Moreau, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form F-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Nyxoah SA to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
NAME	TITLE	DATE
/s/ Olivier Taelman Olivier Taelman	Chief Executive Officer and Director (Principal Executive Officer)	December 22, 2022
/s/ Loic Moreau Loic Moreau	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 22, 2022
/s/ Robert Taub Robert Taub	Chairman of the Board of Directors	December 22, 2022
/s/ Kevin Rakin Kevin Rakin	Director	December 22, 2022
/s/ Jürgen Hambrecht Jürgen Hambrecht	Director	December 22, 2022
/s/ Rita Johnson-Mills Rita Johnson-Mills	Director	December 22, 2022
/s/ Pierre Gianello Pierre Gianello	Director	December 22, 2022
/s/ Virginia Kirby Virginia Kirby	Director	December 22, 2022

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Nyxoah SA, has signed this registration statement on Form F-3 on December 22, 2022.
Authorized U.S. Representative
NYXOAH, INC.
By:
/s/ Olivier Taelman

Name:
Olivier Taelman

Title:
Chief Executive Officer, President and Secretary